MERGER AGREEMENT


                  THIS MERGER AGREEMENT is made as of February 9, 1998, by and among Ryan, Beck & Co., Inc., a New Jersey corporation ("RBC"), Cumberland Advisors, Inc., a New Jersey corporation and wholly-owned subsidiary of RBC ("Newco" and, together with RBC, "Purchaser"), Cumberland Advisors, a New Jersey general partnership ("Advisors"), David R. Kotok ("Kotok"), Suzanne N. Greenberg ("Greenberg") and Sheldon E. Goldberg ("Goldberg"). (Kotok, Greenberg and Goldberg are each a "Seller" and collectively the "Sellers"; Advisors and the Sellers are each a "Cumberland Party" and collectively the "Cumberland Parties" and Purchaser and the Cumberland Parties are collectively the "Parties".) Unless otherwise indicated, capitalized terms used but not defined prior to their first usage herein are defined in Section 1.6 and Article 9.

                  The Parties hereby agree as follows:


                                    ARTICLE 1

                        ACQUISITION OF ADVISORS; CLOSING

         1.1 The Merger; Effect of the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Advisors will be merged with and into Newco (the "Merger") in accordance with the New Jersey Business Corporation Act (the "NJBCA"). Newco will be the surviving corporation (the "Surviving Corporation") in the Merger, with the initial corporate name of "Cumberland Advisors, Inc." and will continue to be governed by the laws of the state of New Jersey as a wholly-owned subsidiary of RBC. The Merger will have the effects specified in Section 10-6 of the NJBCA (as made applicable to the Merger by Section 10-14 of the NJBCA).

         1.2 Certificate of Incorporation. As of the Effective Time, the certificate of incorporation of Newco as it exists at the Effective Time will be the certificate of incorporation of the Surviving Corporation and will not be amended by this Agreement or the Merger.

         1.3 By-Laws. As of the Effective Time, the By-laws of Newco will be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

         1.4 Directors and Officers. As of the Effective Time, the persons set forth on Exhibit A hereto, as the same may be amended by mutual agreement of the Parties prior to the Effective Time, will be the directors and officers of the Surviving Corporation in the positions shown next to their names on Exhibit A.

         1.5 Effective Time; Closing and Closing Date. The Merger will become effective and be consummated upon the filing of a Certificate of Merger for the Merger, in form and substance satisfactory to the Parties, with the Secretary of State of the State of New Jersey (the "Certificate of Merger"). The "Effective Time" will be the date and time specified in the Certificate of Merger as the Effective Time, which will be 5:00 p.m. on the Closing Date, unless the Parties agree to the contrary, which agreement the Parties will evidence by filing the Certificate of Merger with the new agreed-upon Effective Time noted thereon. A closing (the "Closing") of the Merger and the other transactions contemplated hereby will take place at the offices of Pitney Hardin Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place as is mutually agreeable to the Parties, commencing at 10:00 a.m. local time on February 27, 1998 or such other date as the Parties may mutually determine (the "Closing Date"); provided, that no Closing will occur until the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article 6 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing); and provided, further, that the parties intend to close on the last business day of a month. Immediately following the Closing, the Certificate of Merger will be filed with the New Jersey Secretary of State.

         1.6 Consideration; Method of Payment. The consideration to be paid by Purchaser to the Sellers in connection with the Merger and the Purchaser's acquisition thereby of the Sellers' interests in Advisors (the "Consideration") will consist of the Initial Cash Payment, the Initial Stock Payment and the Earn Outs (less the Penalties and the Returned Amount, if any) (as each such term is defined below) and will be paid in accordance with this Section 1.6.

                  (a)  Consideration   Payable  at  Closing.   At  the  Closing,
Purchaser will make the following payments and deliveries of Consideration (collectively the "Initial Consideration") to the Sellers:

                                    (i) Initial Cash Payment. Purchaser will pay
                  to the Sellers in immediately available funds the aggregate amount of One Million Nine Hundred Thousand Dollars ($1,900,000) (the "Initial Cash Payment"), payable $720,000 to Kotok, $720,000 to Goldberg and $460,000 to Greenberg. Six Hundred Thousand Dollars ($600,000) of the Initial Cash Payment (the "Returnable Amount") will be subject to repayment or partial repayment by Purchaser in accordance with the terms and conditions set forth in Exhibit D hereto.

                                    (ii) Initial Stock  Payment.  Purchaser will
                  deliver to the Sellers (the "Initial Stock Payment") 167,742 shares of Common Stock of RBC, $0.10 par value per share ("RBC Common Stock") (based on an estimated per share value of $7.75 and an estimated aggregate value of $1,300,000), with 110,968 shares of such RBC Common Stock ($860,000 in estimated value) to be held in the Escrow Account (as defined below) with 39,549 shares (20% of the Initial Stock Payment) subject to forfeiture as a Penalty as provided in paragraph (a)(vii) and paragraph (c) below and the remaining shares in the Escrow Account subject to forfeiture upon non-payment when due of any Returned Amount (as defined below) to Purchaser. The RBC Common Stock will be divided among the Sellers as follows: 40% to Kotok, 40% to Goldberg and 20% to Greenberg.

                  (b) Earn Outs and  Penalties  Payable  Following  the Closing.
Following the Closing, Purchaser will deliver the additional consideration specified in paragraphs (i) and (ii) below (the "Earn Outs") to the Sellers (all Earn Outs are to be split among Kotok, Greenberg and Goldberg as specified in paragraphs (vi) and (viii) below), and the Sellers will redeliver the consideration specified in paragraphs (iii) and (iv) below (the "Penalties") to Purchaser (the payment obligations of Kotok, Greenberg and Goldberg with respect to Penalties are as specified in paragraphs (vii) and (viii) below):

                                    (i) MMB Earn Outs. The "Year 1 MMB Earn Out"
                  will equal the positive amount, if any, obtained by taking 65% of {Year 1 MMB Income - Year 1 MMB Benchmark}, and multiplying by 7. The "Year 2 MMB Earn Out" will equal the positive amount, if any, obtained by taking 65% of {Year 2 MMB Income - Year 2 MMB Benchmark}, and multiplying by 7. The "Year 3 MMB Earn Out" will equal the positive amount, if any, obtained by taking 65% of {Year 3 MMB Income Year 3 MMB Benchmark}, and multiplying by 7.

                                    (ii) IA Earn  Outs.  Subject  to the IA Earn
                  Out Cap described below: (x) the "Year 1 IA Earn Out" will equal the positive amount, if any, obtained by taking 65% of {Year 1 IA Income - Year 1 IA Benchmark}, and multiplying by 7; the "Year 2 IA Earn Out" will equal the positive amount, if any, obtained by taking 65% of {Year 2 IA Income - Year 2 IA Benchmark}, and multiplying by 7; and the "Year 3 IA Earn Out" will equal the positive amount, if any, obtained by taking 65% of {Year 3 IA Income - Year 3 IA Benchmark}, and multiplying by 7. The IA Earn Outs will be subject to an aggregate cap of $2,000,000 (the "IA Earn Out Cap") and each IA Earn Out calculated as set forth above shall be reduced, if and to the extent necessary, so that the aggregate amount of IA Earn Outs does not exceed the IA Earn Out Cap.

                                    (iii) MMB Penalty.  The "Year 1 MMB Penalty"
                  will equal the positive amount, if any, obtained by taking 65% of {Year 1 MMB Benchmark - Year 1 MMB Income}, and multiplying by 7. The "Year 2 MMB Penalty" will equal the positive amount, if any, obtained by taking 65% of {Year 2 MMB Benchmark - Year 2 MMB Income}, and multiplying by 7. The "Year 3 MMB Penalty" will equal the positive amount, if any, obtained by taking 65% of {Year 3 MMB Benchmark - Year 3 MMB Income}, and multiplying by 7.

                                    (iv) IA  Penalty.  The  "Year 1 IA  Penalty"
                  will equal the positive amount, if any, obtained by taking 65% of {Year 1 IA Benchmark - Year 1 IA Income}, and multiplying by 7. The "Year 2 IA Penalty" will equal the positive amount, if any, obtained by taking 65% of {Year 2 IA Benchmark - Year 2 IA Income}, and multiplying by 7. The "Year 3 IA Penalty" will equal the positive amount, if any, obtained by taking 65% of {Year 3 IA Benchmark - Year 3 IA Income}, and multiplying by 7.

                                    (v) Netting of Earn Outs and Penalties.  All
                  Earn Outs and Penalties for a particular Year will be netted against each other before any Earn Out is Paid or any Penalty is imposed with respect to that Year.

                                    (vi)  Payment  of Earn  Outs.  Each Earn Out
                  will be paid 50% in cash and 50% in RBC Common Stock (with such RBC Common Stock valued at the average reported closing price of RBC Common Stock for the 10 trading day period ending on (and including) the trading day immediately prior to the Payment Date). All the RBC Common Stock delivered as an Earn Out will be held in the Escrow Account and subject to forfeiture as a Penalty as provided in paragraph (a)(vii) and paragraph (c) below. Subject to paragraph (viii) below, all MMB Earn Outs will be payable 40% to Kotok, 40% to Goldberg and 20% to Greenberg. Subject to paragraph (viii) below, all IA Earn Outs will be payable to Kotok, Greenberg and Goldberg based upon the relative percentage of the IA Business attributable to each of them in the Year with respect to which the IA Earn Out is to be paid.

                                    (vii)  Payment of  Penalties.  Each  Penalty
                  will be paid from the RBC Common Stock which has been delivered to the Sellers under paragraph (vi) above as an Earn Out hereunder (with such RBC Common Stock valued at the value it was given under paragraph (vi) above on a last in first out basis) and, to the extent that there is insufficient Earn Out RBC Common Stock to pay the Penalty in full, then the remainder of the Penalty will be paid from the RBC Common Stock which has been delivered to the Sellers as Initial Stock Payment hereunder (with such RBC Common Stock valued at the average reported closing price of RBC Common Stock for the 10 trading day period ending on (and including) the trading day immediately prior to the last day of the Year with respect to which the Penalty is due). The aggregate Penalties payable hereunder will be capped at 100% of the RBC Common Stock which has been delivered to the Sellers as Earn Out hereunder and 20% of the RBC Common Stock which has been delivered to the Sellers as Initial Stock Payment hereunder. All the RBC Common Stock which remains subject to Penalty forfeiture will be held in the Escrow Account as provided in paragraph (c) below. Subject to paragraph (viii) below, the split among the Sellers in payment of any Penalties with respect to any Year will be as agreed to among all the Sellers and set forth in a writing signed by each of the Sellers (or their respective estates) and delivered to RBC, or if no such writing is delivered to RBC prior to the time the Penalty is applied, the split shall be determined as follows: first determine the split of any IA Penalty based upon the split applicable in the issuance of RBC Common Stock against which the IA Penalty is to be taken; second, add in any MMB Penalty (or net out any MMB Earn Out), on the basis of 40% for Kotok, 40% for Goldberg and 20% for Greenberg.

                                    (viii)  Death  or  Disability  of a  Seller.
                  Following the death or Disability of any Seller, the portion of the Earn Outs (if any) payable with respect to the Year in which such Seller dies or becomes Disabled will be paid to the Seller or his or her estate proportionately to the portion of the Year during which such person worked as an employee or consultant for RBC. With respect to the remaining portion for such Year and with respect to each subsequent Year, the Earn Outs will be distributed among the remaining Sellers in a manner agreed to among all the Sellers and set forth in a writing signed by each of the Sellers (or their respective estates) and delivered to RBC. RBC may refrain from paying any Earn Outs until it receives such a writing evidencing the agreement of the Sellers and their respective estates. Penalties will continue to be payable by the Seller or his or her estate following the death or Disability of the Seller, as though the death or Disability had not occurred.

                                    (ix)   Determination   of   Attribution   of
                  Business. In each instance in this Agreement when a determination must be made as to the attribution of business among the various Sellers, such attribution shall be made by unanimous agreement of the Sellers (or their respective estates), evidenced by a writing signed by all Sellers (or their respective estates) and delivered to RBC.

                                    (x) Earn Out and  Penalty  Definitions.  The
                  following definitions will apply in this Section and elsewhere in this Agreement:

                                            "Business" means the IA Business and
                  the MMB Business.

                                            "Business  Day"  means any day other
                  than a Saturday, Sunday or day which RBC has declared as a holiday for its general staff.

                                            "Business   Expenses"   mean   those
                  expenses of the Surviving Corporation (or other successor to the Business) during the period in question, including without limitation (a) payouts to employees or others for the Business, (b) salary, bonuses and benefits (including payments to the Sellers as Executives under the Principal Agreements) attributable to the Business, (c) actual expenses of the
                  Business,  (d)  those  expenses  for  corporate  parent  level services provided to the Business specified on Exhibit E hereto, priced in accordance with Exhibit E hereto, (e) rent (including any building maintenance costs, electric and utilities payable by the lessee), for the offices of the Business, including the Vineland office and other Business offices, the locations of which are to be determined by the President of the Surviving Corporation (and which may include Livingston, New Jersey, Bala Cynwyd, Pennsylvania and/or Portland, Maine); provided, however, Business Expense shall exclude any general corporate parent level expenses or overhead not specified above. Notwithstanding the foregoing, all amounts paid out pursuant to the Surviving Corporation's profit-sharing plan shall be excluded from Business Expense for the Year for which they are paid. The term "Business Expenses" is used solely for the purpose of making the calculations required by this Agreement and is not intended to affect the calculation of profit and loss or any other financial accounting calculation to be made by RBC or the Surviving Corporation with respect to their respective businesses following the Closing. Further, "Business Expenses" shall not include the deduction or amortization of any costs or expenses associated with the Merger, amortization of good will acquired by RBC or the Surviving Corporation in the Merger or any other intangible or amortization of any amounts assigned to the covenants not to compete in one or more of the Principal Agreements.

                                            "Consulting"     means    Cumberland
                  Consulting, a sole proprietorship owned by Kotok.

                                            "Consulting   Business"   means  the
                  business currently conducted by Consulting, as the same will be conducted by the Surviving Corporation (or other successor to the Business) following the Closing Date.

                                            "Disability" means the determination
                  that a Seller is permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by the Surviving Corporation or RBC for the benefit of any of the Sellers.

                                            "IA  Benchmark"  for  Year 1,  means
                  $300,000; for Year 2, means Year 1 IA Income; and, for Year 3, means Year 2 IA Income.

                                            "IA Business"  means the  investment
                  advisor business currently conducted by Advisors, as the same will be conducted by the Surviving Corporation (or other successor to the Business) following the Closing Date, whether under the Cumberland Advisors name or any other name, and any other related business conducted by the Surviving Corporation (or other successor to the Business) following the Closing Date. The term "IA Business" specifically excludes the Consulting Business and the MMB Income.

                                            "IA  Income"  for any Year means the
                  following amount (which may be a negative number), determined on a pre-tax basis: the IA Revenues, less the Business Expenses.

                                            "IA Revenues" for any Year means the
                  gross fees attributable to the IA Business (excluding any fees which are included in determining MMB Income), determined on a pre-tax basis.

                                            "MMB  Benchmark"  for Year 1,  means
                  $150,000; for Year 2, means Year 1 MMB Income; and, for Year 3, means Year 2 MMB Income.

                                            "MMB Business" means that portion of
                  the business currently conducted by Advisors which generates money market fees and which will generate for RBC brokerage commissions (net of out-of-pocket expenses, including third-party charges, if any), as the same will be conducted by the Surviving Corporation (or other successor to the Business) following the Closing Date, whether under the Cumberland Advisors name or any other name. The term "MMB Business" specifically excludes the Consulting Business.

                                            "MMB  Income" for any Year means the
                  sum of the following two (2) components, determined on a pre-tax basis for the Year (which sum may be a negative number):

                                            (i) The administrative fees (usually
                  up to sixty (60) basis points) paid during such Year by the banks or funds holding the money-market accounts generated by customers of the IA Business, regardless of whether such fees are paid to RBC, the Surviving Corporation (or any successor to the Surviving Corporation), or a custodian bank, less third-party charges, if any, deducted from such payments; and

                                            (ii) The commission income generated
                  from orders entered by employees of or consultants of the Surviving Corporation on behalf of its clients to RBC during such Year, less the amount of cash outlays incurred by RBC in providing soft dollar research and other services requested by the Surviving Corporation during such Year; provided that the commission income derived from each transaction shall, if a purchase or sale of equity securities, be determined; (x) multiplying the number of shares purchased or sold by an amount per share set forth on Schedule 1.6(b)(x) and (y) subtracting therefrom the sum of Thirty-five Dollars ($35.00).

                                            The  Surviving  Corporation  and RBC
                  shall each maintain records of the MMB Income generated and shall reconcile them monthly. The Surviving Corporation may elect to carry forward a specified balance of MMB Income from Year 1 or Year 2, and the amount of any such carryover shall be considered MMB Income for the succeeding Year. Such carryover shall be made only if Kotok recommends such carryover to the Board of Directors of the Surviving Corporation within 60 days after the end of the carryover Year and the Board of Directors approves such carryover

                                            The "Payment  Date" for any Earn Out
                  or Penalty means the 90th day following the end of the Year to which the Earn Out or Penalty relates, or if such day is not a Business Day, then the Payment Date will be the next Business Day. The "Final Payment Date" is the last date on which an Earn Out or Penalty is scheduled to be paid hereunder.

                                            "Returned  Amount"  means any amount
                  of Initial Cash Payment which any of the Sellers is required to return to Purchaser in accordance with the terms and conditions set forth on Exhibit D hereto.

                                            "Year" (only when capitalized) means
                  the twelve full month period beginning with the first full calendar month which follows the Closing Date (sometimes called "Year 1"), and each successive twelve full month period (sometimes called "Year 2," "Year 3" and so on). Thus, assuming a February 27, 1998 Closing Date, "Year 1" would mean the period beginning March 1, 1998 and ending February 28, 1999, "Year 2" would mean the period beginning March 1, 1999 and ending February 29, 2000, and "Year 3" would mean the period beginning March 1, 2000 and ending February 28, 2001.

                  (c) Limitations on Transfer of RBC Common Stock Consideration. The RBC Common Stock included within the Consideration will be delivered to the Sellers in a private placement and will not be registered under federal or state securities laws for resale by the Sellers. The Sellers will not sell, transfer or otherwise dispose of ("transfer") any portion of such RBC Common Stock prior to the Final Payment Date, except for transfers by will or under intestacy laws, transfers in divorce or transfers to family members, in each case with the transferee bound by all transfer restrictions contained herein and with all transferred shares subject to forfeiture pursuant to the Penalty provisions hereof. Following the Final Payment Date, no Seller will transfer or sell any portion of such RBC Common Stock unless (i) such transfer is made in conformity with the volume and other limitations of Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), (ii) in the opinion of RBC's counsel or counsel reasonably acceptable to RBC, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act. Stop transfer instructions will be given to RBC's transfer agents with respect to such RBC Common Stock and there will be placed on the certificates representing such RBC Common Stock an appropriate legend with respect to such restrictions. Prior to the Final Payment Date, all such RBC Common Stock which is subject to forfeiture as a Penalty and all such RBC Common Stock which is to serve as collateral for the obligation to repay any Returned Amount will be deposited into an escrow account (the "Escrow Account") with an escrow agent mutually agreed upon between Purchaser and Sellers. The RBC Common Stock held in the Escrow Account which is subject to forfeiture as a Penalty will be delivered to Sellers upon the Final Payment Date; provided, however, that if any Penalties are imposed hereunder, that portion of such RBC Common Stock necessary for RBC to recover such Penalties shall first be redelivered to RBC. The RBC Common Stock held in the Escrow Account which is to serve as collateral for the obligation to repay any Returned Amount will be delivered to Sellers upon the determination that no Returned Amount is to be repaid to Purchaser hereunder, or the determination that all such Returned Amounts have been paid in full; provided, however, that if any Returned Amounts are required to be repaid hereunder and are not repaid immediately upon written notice thereof from Purchaser to the Seller(s) obligated to make such repayment, Purchaser may retain such escrowed RBC Common Stock and apply it against such repayment obligations (with such RBC Common Stock valued at its fair market value on the date of such application). Dividends upon RBC Common Stock held in the Escrow Account shall be payable directly to the Sellers and shall not be deposited in the Escrow Account.

                  (d) Certification of Earn Outs, Penalty and Returned Amounts. RBC and Kotok (or such other person appointed by the majority of the Sellers) will cooperate each Year to determine the amount of any Earn Out, Penalty or Returned Amount. Prior to or contemporaneously with making or demanding any Earn Out, Penalty or Returned Amount payment required hereunder, RBC will deliver to each of the Sellers a certificate of RBC's Chief Financial Officer or Chief Executive Officer which sets forth the calculations by which RBC derived the amount of the payment due to or from each of the Sellers and certifies their accuracy.

                  (e) Allocation of Consideration. Purchaser and the Sellers shall agree upon an allocation of the Consideration and shall report the Merger for all Federal, state and local tax purposes in a manner consistent with such allocation.

         1.7 Principal Agreements. As a condition to Purchaser's obligation to consummate the transactions contemplated hereby: (a) Kotok will enter into an employment and non-compete agreement with the Surviving Corporation substantially in the form attached hereto as Exhibit F (the "Kotok Employment Agreement"); (b) Greenberg will enter into an employment and non-compete agreement with the Surviving Corporation substantially in the form attached hereto as Exhibit G (the "Greenberg Employment Agreement"); and (c) Goldberg will enter into a consulting and non-compete agreement with the Surviving
Corporation substantially in the form attached hereto as Exhibit H (the "Goldberg Consulting Agreement"). The Kotok and Greenberg Employment Agreements and the Goldberg Consulting Agreement are each sometimes referred to herein as a "Principal Agreement" and collectively as the "Principal Agreements."

         1.8 Agreements Regarding Consulting. As a condition to Purchaser's obligation to consummate the transactions contemplated hereby: (a) Kotok will contribute the Consulting Business to the Surviving Corporation, and (b) Kotok will enter into a separate employment and non-compete agreement with the Surviving Corporation relating to the conduct of the Consulting Business, substantially in the form attached hereto as Exhibit F-1 (the "Second Kotok Employment Agreement"). The Surviving Corporation intends to operate the Consulting Business as a division of the Surviving Corporation. Following the Closing, the Surviving Corporation will keep its books and records so that the financial results of the Consulting Business can be determined as though it were a stand-alone business, and the revenues (or losses, if any) of the Consulting Business shall not be counted in determining the revenues (or losses, if any) of either the IA Business or the MMB Business for purposes of the calculations called for by this Agreement.

         Following the Closing, the allocation of expenses between the Surviving Corporation and the Consulting Business, where such expenses have been jointly incurred or where employees of the Consulting Business are requested to perform services for the Surviving Corporation, or vice versa, shall be calculated in good faith by the President of the Surviving Corporation based upon, and consistent with, the past practices in allocating expenses between Advisors an Consulting prior to the Closing Date. Such allocation shall be reported to, and shall be subject to the approval of, the Board of Directors of the Surviving Corporation. A report of the allocation, as approved by the Board of Directors of the Surviving Corporation, shall be submitted promptly to the Cumberland Parties, who shall have twenty (20) days from their receipt thereof to object in writing. The Board of Directors of the Surviving Corporation shall consider any such objections in good faith and determine whether to revise the allocation.


                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF RBC AND NEWCO

         As a material inducement to the Cumberland Parties to enter into this Agreement, each of RBC and Newco hereby jointly and severally represents and warrants to each of the Cumberland Parties that:

         2.1 Organization of RBC and Newco. RBC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. RBC has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to, this Agreement. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Newco has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to, this Agreement.

         2.2 Authorization; Binding Effect; No Breach. Each of RBC's and Newco's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on its part. This Agreement constitutes a valid and binding obligation of each of RBC and Newco which is enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement by each of RBC and Newco and the performance of its obligations hereunder are not in violation or breach of, and do not conflict with or constitute a default under, any law, rule or regulation of any Government Entity, or any of the terms or provisions of its certificate of incorporation or by-laws or any material agreement, license or other instrument to which it is a party. No consent, approval, authorization or order of any Government Entity is required for the execution and delivery of this Agreement by either RBC or Newco or for the performance by either RBC or Newco of its obligations hereunder, other than such consents, approvals, authorizations or orders as are required to continue, renew, or reissue to the Surviving Corporation following the Merger those licenses under which Advisors conducts its business prior to the Merger.

         2.3 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the Merger based on any arrangement or agreement which is binding upon either RBC or Newco.

         2.4 Certain Litigation. Except as set forth on Schedule 2.4 hereto, there is no action, suit, proceeding, order, investigation or claim pending (or, to the best of RBC's Knowledge, threatened) against or affecting RBC (or to the best of RBC's Knowledge, pending or threatened against or affecting any partner, officer or employee of RBC with respect to RBC's business), by or before any court, other Governmental Entity or arbitrator, including, without limitation,
(a) with respect to the Merger, or (b) concerning any aspect of the conduct of RBC's business, and, to the best of RBC's Knowledge, there is no basis for any of the foregoing. Except as set forth in Schedule 2.4, there is no outstanding order, writ, judgment, injunction, award or decree of any court, other
Governmental Entity or arbitrator against or affecting RBC or any of its Affiliates.

         2.5 SEC Filings. RBC has filed all forms, reports and documents required to be filed with the SEC since January 1, 1996 and has made available to Sellers in the form filed with the SEC (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, (ii) all proxy statements relating to RBC's meetings of shareholders held since December 31, 1996, (iii) all other reports or registration statements filed by RBC with the SEC since December 31, 1996 (not including Reports filed on Forms 3, 4 or 5 by or on behalf of RBC's affiliates) and (iv) all amendments and supplements to all such reports and registration statements (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.6 Disclosure. Neither this Article 2 nor any certificate or other item delivered to any Cumberland Party by or on behalf of RBC or Newco pursuant to this Agreement contains any untrue statement of a material fact or omits a material fact which is necessary to make any statement contained herein or therein not misleading.

         2.7 Accuracy on Closing Date. Each representation and warranty set forth in this Article 2 and all information contained in any certificate delivered by or on behalf of RBC or Newco pursuant to this Agreement will be true and correct as of the time of the Closing as though then made, except (a) as affected by the transactions expressly contemplated hereby and (b) to the extent that such representation or warranty by its terms relates solely to an earlier date.


                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES REGARDING ADVISORS

         As a material inducement to RBC and Newco to enter into and consummate this Agreement, each of the Cumberland Parties hereby jointly and severally represents and warrants to RBC and Newco that:

         3.1 Organization and Power. Advisors is a general partnership duly organized and validly existing under the laws of the State of New Jersey. Advisors has the requisite partnership power necessary to own and operate its respective properties, carry on its respective business and enter into and deliver this Agreement and carry out the transactions contemplated hereby.

         3.2 Partnership Interests. Advisors has heretofore delivered to Purchaser a true and complete copy of the Advisors Partnership Agreement and any other organization documents, in each case including all amendments thereto, of Advisors (the "Advisors Governing Documents"). The interests of each of the Sellers in Advisors (collectively the "Advisors Interests") are the only existing interests of a partnership or equity nature in Advisors and are held by the Sellers free and clear of any Liens. There are no outstanding or authorized options, warrants, purchase rights, or other contracts or commitments that could require Advisors to issue, sell or otherwise cause to become outstanding any of its partnership interests. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any of the Advisors Interests. The capital contributed to Advisors by each Seller consists of the amounts specified in Schedule 3.2 hereto. All such capital contributions have been fully paid and no one is obligated to contribute any further amounts as capital to Advisors.

         3.3  Authorization;  Binding Effect;  No Breach.  Advisors'  execution, delivery and performance of this Agreement has been duly authorized by all necessary partnership action. This Agreement constitutes a valid and binding obligation of Advisors which is enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement by Advisors and the performance of its obligations hereunder are not in violation or breach of, and do not conflict with or constitute a default under, any law, rule or regulation of any Government Entity, or any of the terms or provisions of any Advisors Governing Document or any material agreement, license or other instrument to which Advisors is a party. No consent, approval, authorization or order of any Government Entity is required for the execution and delivery of this Agreement by Advisors or, except for the consents described on Schedule 3.3 hereto, for the performance by it of its obligations hereunder. All consents described on Schedule 3.3 hereto will have been obtained on or prior to the Closing Date.

         3.4 Partnership Actions. All actions taken by Advisors have been duly authorized, and no such actions have been taken in breach or violation of any Advisors Governing Document.

         3.5 Financial Statements. Attached as Schedule 3.5 to this Agreement are true and complete copies of the Financial Statements. The Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved, were prepared in accordance with the books and records of Advisors, and present fairly, in all material respects, the financial position of Advisors, as of the respective dates thereof and the results of operations of Advisors, for the respective periods then ended.

         3.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule
3.6 hereto, as of the date hereof Advisors has not, and as of the Closing Date will not have, any liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Advisors, whether due or to become due, and regardless of when asserted) other than: (a) the liabilities set forth on the face of the Latest Balance Sheet, (b) liabilities pursuant to the Contracts listed on Schedule 3.10, (c) current liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and consistent with Advisors' past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit) and (d) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

         3.7 Title to Assets. Except as set forth on Schedule 3.7 hereto, Advisors owns outright and has good and marketable title to all of its respective assets and properties (including those reflected on the Latest Balance Sheet), in each case free and clear of any Liens, except for (i) assets and properties which have been disposed of in the ordinary course of business since the date of the Latest Balance Sheet, (ii) lease obligations under Contracts set forth on Schedule 3.10 entered into in the ordinary course of business, and (iii) Liens which in the aggregate are not substantial in amount and which do not materially detract from the value of the assets or properties subject thereto (as carried on the Latest Balance Sheet) or interfere with the present use of such assets or properties.

         3.8      Absence of Certain Developments.

                  (a) Since the date of the Latest Balance Sheet, except for the payment of $15,000 in professional fees, Advisors has operated the Business only in the ordinary course of business consistent with past practice and with the Advisors Governing Documents, and has not directly or indirectly:

                           (i)      amended any Advisors Governing Document;

                           (ii)     issued any partnership interest;

                           (iii) declared, paid or set aside any sum for any distributions of any kind (including without limitation cash, accounts receivable or leasehold improvements) to any of its partners, or made any direct or indirect redemption, retirement, purchase or other acquisition of any partnership interest; provided, however, that this clause (iii) will not be deemed breached by Advisors' payment of rent in accordance with the terms of its existing lease as disclosed to Purchaser, nor by Advisors' distribution of profits for 1997 and 1998 up to the Closing Date, so long as Advisors retains at least $165,000 of capital as of the Closing Date;

                           (iv) made any change in its
                    accounting methods or practices;

                           (v) made  any loan or  advance  to any  other  Person
                    outside the ordinary course of business, or made any loan or advance to any Affiliate;

                           (vi) acquired all or any substantial part of the assets, securities or business of any other Person; or

                           (vii) entered into any Contract to do any of the foregoing.

                    (b) Except as set forth on Schedule 3.8 hereto, since the date of the Latest Balance Sheet there has been no material adverse change in the financial condition, operating results, assets, customer relations, employee relations or business prospects of the Business and, without limiting the foregoing, Advisors has not directly or indirectly:

                           (i) incurred any Indebtedness or entered into any commitment to borrow money or any contingent obligation, or incurred or assumed any Liability or series of related Liabilities not set forth in Schedule 3.10 and in excess of $10,000 singly or $75,000 in the aggregate;

                           (ii) made any material  change in any of its business
                    policies  or  practices,   including,   without  limitation,
                    commission or fee structures;

                           (iii) suffered any damage,  destruction,  casualty or
                    loss, whether or not covered by insurance, affecting any of its property;

                           (iv) allowed the creation of any Lien on any of its tangible or intangible assets, or any sale, transfer, assignment, lease or abandonment of any interest in any of its tangible or intangible assets, other than sales, transfers, assignments and leases in the ordinary course of business consistent with past practice;

                           (v) terminated, failed to renew, received any written
                    notice (that was not subsequently withdrawn) to terminate or fail to renew, amended, altered, modified, suffered the occurrence of any default under, failed to perform any Liabilities or obligations under, or waived or released any rights under, any Contract which is material to the Business;

                           (vii) forgiven or permitted any  cancellation  of any
                    claim, debt or account receivable, other than cancellations in the ordinary course of business consistent with past practice of any claim, debt or account receivable in an amount below $1,000;

                           (viii) made any payment, discharge or satisfaction of
                    any Liability in excess of $5,000 before the same became due in accordance with its terms;

                           (ix) hired any new employees,  consultants, agents or
                    other representatives or entered into any employment or consulting agreements, or terminated, or made any change in the employment terms or conditions of, any officers, directors, employees, consultants, agents or other representatives, provided, however, that no disclosure need be made hereunder if Advisors collectively have hired ten or fewer such persons since the date of the Latest Balance Sheet and none of them is being paid at a rate in excess of $75,000 per year;

                           (x) increased or agreed to increase any salary, wages, bonus, severance, compensation, pension or other benefits payable or to become payable, or granted any severance or termination payments or benefits, to any of its current or former officers, directors, employees, consultants, agents or other representatives, or amended any Plan in any respect; or

                           (xi)  entered  into  any   Contract,   commitment  or
                    transaction to do any of the foregoing.

         3.9      Employees.

                  (a) Continued Employment. Advisors does not have any Knowledge that any of its executives or key employees plans to terminate his or her employment.

                  (b) Compliance and Restrictions. Advisors has complied in all substantial respects with all laws relating to the employment of labor in connection with its business, including provisions of such laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and it has no material labor relations problem (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as set forth in Schedule 3.9, neither Advisors nor any of its employees are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting, or in conflict with, the business activities as presently conducted or as proposed to be conducted by Advisors. There are no collective bargaining or other labor union contracts to which Advisors is a party or which are applicable to any Person employed by Advisors. There is no pending or, to the Knowledge of Advisors, threatened union organizational effort, material labor dispute, strike or work stoppage against Advisors.

                  (c) Compensation. Advisors has previously provided to Purchaser true and correct copies of the Financial Statements and its year-to-date payroll registers. Such documents list (i) the name and total compensation (payable by Advisors) of each partner and each employee of Advisors, (ii) all bonuses and other incentive compensation received by such Persons since January 1, 1997 and any accrual for such bonuses and incentive compensation, and (iii) all Contracts or commitments by Advisors or any of its Affiliates to increase the compensation or to modify the conditions or terms of employment of any of their partners or employees, provided, however, that no disclosure need be made with respect to persons hired by Advisors since the date of the Latest Balance Sheet if Advisors has hired ten or fewer such persons since the date of the Latest Balance Sheet and none of them is being paid at a rate in excess of $75,000 per year. To the Knowledge of Advisors, except as set forth in the Financial Statements or in Advisors' year-to-date payroll register or on Schedule 3.10(d), none of the partners of Advisors, nor any relative of any such partner, is directly or indirectly a party to any Contract or arrangement with Advisors providing for the furnishing of services by, the purchase, acquisition, lease or rental of property from, or otherwise requiring payments to any such partner or relative (other than for service in such capacity as a partner.

         3.10     Contracts and Commitments.

                  (a) Contracts Schedule. Schedule 3.10 contains a true and complete list of all written or oral contracts, agreements, understandings or other binding arrangements (each a "Contract") to which Advisors is a party or by or to which Advisors or its assets are or may be bound or subject, as each such Contract may have been amended, modified or supplemented, which falls into one or more of the following categories and is not listed in Schedule 3.9:

                            (i) brokerage,  management,  servicing,  advisory or
                    consulting Contracts;

                            (ii) partnership or joint venture Contracts;

                            (iii) Contracts containing any covenant or provision
                    limiting the ability of any Person to engage in any line of business, engage in business in any geographical area or compete with any other Person;

                            (iv) Contracts relating to the borrowing of money or
                    other Indebtedness, or the direct or indirect guaranty of any obligation for, or Contract to service the repayment of, Indebtedness, or any other contingent obligation;

                            (v) lease, sublease, rental or other Contracts under
                    which Advisors is a lessor or lessee of any real Property;

                            (vi) lease, sublease, rental, licensing, use or similar Contracts with respect to personal property used by Advisors in the conduct of its business, operations or affairs and providing for annual rental or use payments in excess of $5,000;

                            (vii) Contracts for the purchase or sale of materials, supplies or equipment (including, without limitation, computer hardware and software), or the provision of services (including, without limitation, data processing services), provided, however, that disclosure need not be made pursuant to this clause (viii) with respect to Contracts entered into since the date of the Latest Balance Sheet for the purpose of acquiring materials, supplies and equipment necessary for Advisors' offices so long as such Contracts, in the aggregate, require the payment by Advisors of less than $250,000 and none of such Contracts are with any of the Sellers or any Affiliates of any of the Sellers;

                            (viii) Contracts relating to licenses of trademarks,
                    trade names, service marks or other similar rights;

                            (ix) Contracts between or among (A) Advisors, on the
                    one hand, and (B) any other Cumberland Party or any other Affiliate of Advisors (or any officer, director, employee, consultant, agent or representative of any such other Affiliate), on the other hand ("Affiliate Agreements");

                            (x)  Contracts   under  which  Advisors   agrees  to
                    indemnify any Person;

                            (xi) any powers of  attorney  granted by Advisors to
                    any Person;

                            (xii) Contracts  providing for any consequences upon
                    any sale of a interest in Advisors or other direct or indirect change of control of Advisors; or

                            (xiii) any other  Contracts  which are  material  to
                    Advisors.

                  (b) Enforceability. Each Contract described on Schedule 3.10 is valid, binding and enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (c) Compliance. Advisors has performed all obligations required to be performed by it under each Contract, and it is not in default under or in breach in any material respect of (nor is it in receipt of any claim of default or breach under) any such obligation. No event has occurred which with the passage of time or the giving of notice (or both) would result in a default, breach or event of noncompliance in any material respect under any obligation of Advisors pursuant to any Contract. Advisors has a present expectation and intention of fully performing every one of its obligations pursuant to each Contract to which it is a party, and Advisors has no Knowledge of any breach or anticipated breach by any other party to any Contract.

                  (d) Affiliated Transactions. Except as disclosed in Schedule 3.10(d) pursuant to clause (ix) of Section 3.10(a), no Affiliate of any Cumberland Party (and no individual related by blood or marriage to any such Person, and no entity in which any such Person or individual owns any beneficial interest) is a party to any Contract with Advisors (other than this Agreement) or has any material interest in any material property used by Advisors.

                  (e) Copies. Except for Investment Management Agreements and related documents entered into in the ordinary course of Advisors' business (the forms of which are included in Schedule 3.10), Purchaser has been supplied with a true and correct copy of each written Contract, each as currently in effect.

         3.11 Intellectual Property; Software. The only name under which Advisors has conducted business since its formation is "Cumberland Advisors." Advisors has no other trademarks, service marks, copyrights, patents or similar rights. The only trademarks, service marks, copyrights, patents, trade secrets, computer software or other similar intellectual property rights ("Intellectual Property") used by Advisors and material to the conduct of its business is described on Schedule 3.11. Except as indicated in Schedule 3.11, Advisors owns, or has registered or valid rights to use, free and clear of any Lien, all such Intellectual Property. Advisors has received no written notice that, nor has any Knowledge that, it is infringing or otherwise in conflict with the rights of any other Person in respect of Intellectual Property. All software programs owned or licensed by Advisors that are used in the operation of its business are in good working order. Except as described on Schedule 3.11, the consummation of the Merger will have no adverse effect on any Intellectual Property or Advisors' rights therein, nor will it give rise to a right on the part of any owner or licensor of such Intellectual Property to charge additional fees to Advisors or otherwise increase the costs to Advisors of using such Intellectual Property.

         3.12 Certain Litigation. Except as set forth on Schedule 3.12 hereto, there is no action, suit, proceeding, order, investigation or claim pending (or, to the best of Advisors' Knowledge, threatened) against or affecting Advisors (or to the best of Advisors' Knowledge, pending or threatened against or affecting any partner, officer or employee of Advisors with respect to the Business), by or before any court, other Governmental Entity or arbitrator, including, without limitation, (a) with respect to the Merger, or (b) concerning any aspect of the conduct of the Business, and, to the best of Advisors' Knowledge, there is no basis for any of the foregoing. Except as set forth in
Schedule 3.12, there is no outstanding order, writ, judgment, injunction, award or decree of any court, other Governmental Entity or arbitrator against or affecting Advisors or any of its Affiliates.

         3.13 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the Merger based on any arrangement or agreement which may be binding upon any Cumberland Party or to which any Cumberland Party or any assets of Advisors may be subject.

         3.14 Insurance. Schedule 3.14 hereto contains a list of each insurance policy maintained by Advisors with respect to its properties, assets or business, and each such policy is in full force and effect. Advisors is not in default of any obligation pursuant to any insurance policy maintained by it. Except as set forth on Schedule 3.14, no such insurance policy contains any provision providing that any other party thereto may terminate or cancel the same by reason of the Merger, or any other provision which would be altered or otherwise become inapplicable by reason of the Merger, and no party has given notice of cancellation or non-renewal of any such insurance policy or that it intends to cancel or fail to renew any such insurance policy as a result of the Merger. Neither Advisors nor any of its Affiliates has failed to give any notice or present any claim under any such insurance policy in due or timely fashion or as required thereby in a manner which may jeopardize full recovery thereunder.

         3.15     ERISA.  Except as set forth on Schedule 3.15 hereto:
                  -----                          -------------

                  (a) with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of Advisors (the "Employees"), Advisors does not maintain or contribute to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), or (ii) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G) benefits, or life, disability accident, vacation, tuition reimbursement or other material fringe benefits ("Other Plans");

                  (b) Advisors does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans");

                  (c) Advisors does not contribute to nor participate in any multiemployer plan (as defined in Section 3(37) of ERISA) (a "Multiemployer Plan");

                  (d) Advisors does not maintain nor have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under Code Section 4980B;

                  (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all respects with the applicable requirements of ERISA and the Code;

                  (f) all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to all Plans have been properly filed with the appropriate government agency or distributed to participants, and each Cumberland Party has complied with the requirements of Code Section 4980B;

                  (g) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan; and

                  (h) Advisors has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), the United States Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes Advisors that has not been satisfied in full, and no condition exists that presents a material risk to Advisors or any member of such controlled group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have any adverse effect on Purchaser, Advisors or any of Advisor's assets after the Closing.

         3.16 Real Estate and Personal Property. Schedule 3.16 hereto contains a true and complete list (designating the relevant owners, lessors and lessees) of
(a) all real property owned, leased or subleased by Advisors and all buildings and other structures located on such real property (including leasehold improvements) , and (b) all vehicles, equipment, furniture, fixtures and other personal property owned, leased, subleased or managed by Advisors which, in the case of clause (b) only, is material to Advisors. The Properties owned, leased or subleased by Advisors are sufficient to conduct its operations as currently conducted, and the foregoing personal properties are in sound operating condition and repair, normal wear and tear excepted. There has not been any material interruption of the operations of Advisors due to inadequate maintenance of any such properties. With respect to the leases under which Advisors leases real property, each such lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Merger.

         3.17 Advisors' Business. Advisors currently conducts, and has since its inception conducted, no business other than the investment advisory and consulting businesses.

         3.18     Compliance with Laws.

                  (a)  Generally.  Subject to the  qualifications  contained  in
Schedule 3.18(a), Advisors is in compliance with, and Advisors has not received notice of any violation by it of, or default by it under any of: (i) the Advisors Governing Documents, (ii) laws, statutes, ordinances, rules, regulations or other Legal Requirements, whether federal, state, local or foreign and (iii) orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator.

                  (b) Industry Governing Laws. In furtherance and not in limitation of the foregoing, except as set forth in Schedule 3.18(a), Advisors is in compliance with, and has not received notice of any violation by it of, or default by it under, any Industry Governing Law.

                  (c) Required Permits. Advisors (and to the extent set forth on
Schedule 3.18(c) hereto, its personnel) possesses all Permits necessary for the ownership of its assets and the conduct of its business. Schedule 3.18(c) hereto sets forth a true and complete list of all such Permits. Advisors has heretofore delivered or made available to Purchaser true and complete copies of all such Permits as currently in effect. All such Permits are valid and in full force and effect, without any restriction or impairment, except as set forth in Schedule 3.18(c). There is no action, proceeding, inquiry or investigation pending or, to the Knowledge of Advisors, threatened for the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such Permit, and Advisors has no Knowledge of any existing fact or circumstance which (with or without notice or lapse of time or both) is reasonably likely to result in the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such Permit. Schedule 3.18(c) sets forth those Permits which, to the Sellers' Knowledge, the Surviving Corporation will require in order to conduct the Business following the Closing and which will not pass to the Surviving Corporation by operation of law pursuant to the Merger (the "Required New Permits"). Except for the Required New Permits and except for compliance with periodic renewal procedures, no approvals or authorizations will be required to permit the Surviving Corporation to continue conducting the Business presently conducted by Advisors following the Closing, nor will the consummation of the Merger result in the suspension, modification, cancellation, revocation or nonrenewal of any Permit possessed by Advisors' personnel and necessary for the Surviving Corporation's ownership of its assets or the conduct of its business. Advisors is not engaged in nor has it engaged in any operations in any jurisdiction in which it is not, and was not then, duly authorized or qualified to transact such business, except for those jurisdictions specified on Schedule
3.18 as jurisdictions for which qualification is not required.. Advisors has not been advised by any Person that any Permit will not in the ordinary course be renewed upon its expiration or that the Merger will make it more difficult to renew or obtain any Permit.

                  (d) Environmental  and Safety Matters.  Except as disclosed on
Schedule 3.18(d): (i) Advisors has no Knowledge that there has been any release, spill, emission, leaking, deposit, disposal, discharge, dispersal or leaching into the environment of any Hazardous Material at, in, on, under or from any real property leased, used or managed by it ("Advisors Real Property"); (ii) Advisors has no Knowledge that any Hazardous Materials are being stored or otherwise are present at, in, on or under any Advisors Real Property where, to the actual Knowledge of Advisors, such activity is not in compliance with Environmental and Safety Requirement; (iii) Advisors has no Knowledge that it is not in compliance with all Environmental and Safety Requirements, nor has Advisors received notice of any violation or non-compliance by it with any Environmental and Safety Requirement, nor does Advisors have any Knowledge of any existing facts or circumstances that are likely to result in any such violation or non-compliance; and (iv) there is no action or proceeding pending or, to the Knowledge of Advisors, threatened against it or any of its Affiliates that alleges or would allege any violation of or non-compliance with any Environmental and Safety Requirement.

         3.19 Regulatory Compliance. Except as set forth in Schedule 3.19 hereto, Advisors has filed all material reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Entity. Except as set forth in Schedule 3.19, all such reports, statements, registrations, applications, filings, documents and submissions were in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations and were complete and correct in all material respects when filed, and no material deficiencies have been asserted by any Governmental Entity with respect thereto. Except as set forth in Schedule 3.19, there is no action, proceeding, dispute, controversy, inquiry or investigation pending or, to the Knowledge of Advisors, threatened by any such Governmental Entity relating to Advisors.

         3.20 Accounts Receivable. The accounts receivable of Advisors as reflected in the Latest Balance Sheet, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books and records of account of Advisors as of the date hereof and as of the Closing Date, are and will be valid and existing and represent and will represent monies due, and Advisors has established and will establish reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) no amounts are subject to refunds or other adjustments or to any defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting it.

         3.21 Investments; Bank Accounts. Schedule 3.21 hereto contains a true and complete list of all securities and other investments owned by Advisors as of the end of the most recent calendar month. Except as set forth in Schedule 3.21, no such security or other Investment is in default in the payment of principal or interest or dividends. Schedule 3.21 hereto contains a true and complete list of (i) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which Advisors has an account, deposit, lock box or safety deposit box for its own benefit or maintains a banking, custodial, trading or other similar relationship for its own benefit, (ii) each such account, deposit, box or relationship and (iii) the name of every Person authorized to draw thereon or having access thereto.

         3.22 Clients and Fees. Schedule 3.22 hereto sets forth (i) a correct list of the names and addresses of all Current Clients, and (ii) a correct list of the names and addresses of all Clients that have been gained or lost since January 1, 1997, and (iii) a copy of the form of contract currently in effect with, and the brochure most recently distributed to, the Current Clients.
Schedule 3.22 includes a summary of all revenues earned by Advisors from each Current Client during 1997. To the Knowledge of Advisors, none of the Current Clients intends to cease doing business with Advisors, or to materially alter the amount of the business that such Client is presently doing with Advisors.
Schedule 3.22 identifies each Current Client which is (i) an employee benefit plan subject to Title I of ERISA, or Section 4975 of the Code, or (ii) a Person whose assets are treated as assets of such a plan under ERISA or applicable regulations, and Advisors is in compliance in all material respects with the provisions of ERISA and Section 4975 of the Code applicable to its relationships with those Current Clients.

         3.23 Disclosure. Neither this Article 3 nor any schedule, attachment, written statement, document, certificate or other item supplied to Purchaser by or on behalf of Advisors with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which Advisors has not disclosed to Purchaser in writing and of which Advisors has Knowledge (other than matters of a general economic nature) and which has had or could reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer relations, employee relations or business prospects of Advisors.

         3.24 Accuracy on the Closing Date. Each representation and warranty set forth in this Article 3 and all information contained in any exhibit, schedule or attachment to this Agreement or in any certificate or other writing delivered by, or on behalf of, Advisors to Purchaser will be true and correct as of the time of the Closing as though then made, except (a) as affected by the transactions expressly contemplated hereby and (b) to the extent that such representation or warranty by its terms relates solely to an earlier date.


                                   ARTICLE 3A

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         As a material inducement to Purchaser to enter into this Agreement and acquire Advisors, each of the Sellers hereby severally (and not jointly) represents and warrants to Purchaser, as to himself only and not as to the other Sellers, that:

         3A.1 Power and Capacity. The Seller has the requisite power and capacity to enter into and deliver this Agreement and carry out the transactions contemplated hereby.

         3A.2 Partnership Interests; Capital. All of the partnership interests shown next to the Seller's name on Schedule 3.2(a) are held of record and beneficially by the Seller free and clear of any Liens. The capital contributed to Advisors by the Seller consists of the amounts specified in Schedule 3.2(b) hereto. Such capital contributions have been fully paid and the Seller is not obligated to contribute any further amounts as capital to Advisors.

         3A.3 Authorization; Binding Effect; No Breach. This Agreement constitutes a valid and binding obligation of the Seller which is enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement by the Seller and the performance of the Seller's obligations hereunder are not in violation or breach of, and do not conflict with or constitute a default under, any law, rule or regulation of any Government Entity, or any material agreement, license or other instrument to which the Seller is a party. No consent, approval, authorization or order of any Government Entity or any other Person is required for the execution and delivery by the Seller of this Agreement or any other agreement entered into in connection herewith or, except for the consents described on
Schedule 3.3 hereto, for the performance by the Seller of his obligations hereunder or under any other agreement entered into in connection herewith.

         3A.4 Affiliated Transactions. Except as set forth on Schedule 3.10(d) hereto, neither the Seller nor any individual related by blood or marriage to the Seller, nor any entity in which the Seller or any such related individual owns any beneficial interest, is a party to any Contract with Advisors (other than this Agreement) or has any material interest in any material property used by Advisors.

         3A.5 Certain Litigation. Except as set forth on Schedule 3.12 hereto, there is no action, suit, proceeding, order, investigation or claim pending (or, to the best of the Seller's Knowledge, threatened) against or affecting the Seller, by or before any court, other Governmental Entity or arbitrator (a) with respect to the Merger, or (b) concerning any aspect of the conduct of the Business, and, to the best of the Seller's Knowledge, there is no basis for any of the foregoing. Except as set forth in Schedule 3.12, there is no outstanding order, writ, judgment, injunction, award or decree of any court, other
Governmental Entity or arbitrator against or affecting the Seller (a) with respect to the Merger, or (b) concerning any aspect of the conduct of the Business.

         3A.6 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the Merger based on any arrangement or agreement which may be binding upon the Seller or to which the Seller may be subject.

         3A.7  Investments;  Bank Accounts.  Other than as set forth on Schedule
3.21 hereto, the Seller has no Knowledge of any account, deposit, lock box, safety deposit box, banking, custodial, trading or other similar relationship of Advisors.

         3A.8     Private Placement Representations and Warranties

                  (a) Acquisition for Investment Only. The shares of RBC Common Stock which are to be received by the Seller as Consideration hereunder (the "Securities") will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same; and the Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  (b) Disclosure of Information. The Seller believes he or she has received all the information he or she considers necessary or appropriate for deciding whether to acquire the Securities. The Seller has had an opportunity to ask questions and receive answers from RBC regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of RBC.

                  (c) Investment Experience. The Seller is able to fend for him or herself, can bear the economic risk of his or her investment in the Securities, and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of the investment in the Securities.

                  (d)  Accredited   Investor.   The  Seller  is  an  "accredited
investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  (e) Restricted Securities. The Seller understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from RBC in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Seller is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  (f) Legends. It is understood that the Securities, and any securities issued in respect thereof or exchange therefor, may bear the following legends, as well as any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

         3A.9 Accuracy on the Closing Date. Each representation and warranty of the Seller set forth in this Article 3A will be true and correct as of the time of the Closing as though then made, except (a) as affected by the transactions expressly contemplated hereby and (b) to the extent that such representation or warranty by its terms relates solely to an earlier date.


                                    ARTICLE 4

                          CERTAIN COVENANTS OF ADVISORS

         Advisors covenants and agrees with Purchaser as follows:

         4.1      Conduct of Business.

                  (a) From the date hereof to and including the Closing Date (the "Interim Period"), Advisors will (i) conduct its operations in the ordinary course of business consistent with past practice and use its best efforts to preserve intact its business organizations, goodwill and Permits, to keep available the services of its officers and employees and to maintain existing relationships with Clients, customers, accounts, managers, agents, distributors, suppliers and others having business dealings with it, (ii) maintain insurance coverages and its books, records and accounts in the usual manner consistent with prior practice, (iii) comply in all material respects with all laws, statutes, ordinances, rules and regulations of Governmental Entities applicable to it, (iv) maintain and keep its Properties and equipment in good repair, working order and condition, normal wear and tear excepted, and (v) perform in all material respects its obligations under all Contracts and commitments to which it is a party or by or to which it is bound or subject.

                  (b) During the Interim Period,  Advisors will not, directly or indirectly (i) amend or modify any of its Advisors Governing Documents, (ii) issue, sell, deliver or agree or commit to issue, sell or deliver any partnership interest, (iii) declare, pay or set aside any sum for any distribution in respect of the partnership interests, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any partnership interest, provided, that this clause (iii) will not be deemed breached by Advisors' payment of rent in accordance with the terms of its existing lease as disclosed to Purchaser, nor by Advisors' distribution of profits for 1997 and for 1998 up to the Closing Date, so long as Advisors retains at least $165,000 of capital as of the Closing Date, (iv) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, restructuring, recapitalization or other reorganization, (v) make any material change in any financial reporting, Tax or accounting methods or practices, (vi) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, (vii) purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than in the ordinary course of business consistent with past practice, or (viii) without the prior written consent of Purchaser, take any of the other actions described in Section 3.8 hereof or take any action, or omit to do any act, that individually or in the aggregate would, or would be reasonably likely to, result in (A) any of the representations and warranties set forth in
Article 3 of this Agreement not being true in all respects or (B) any of the conditions set forth in Article 6 not being satisfied or (C) any breach of any covenant or obligation hereunder.

         4.2 Access to Information; Consultation; Updated Schedules. During the Interim Period, Advisors will (i) allow Purchaser and its officers, employees, counsel, accountants, consultants and other authorized representatives ("Representatives") to have reasonable access to its books, records, Contracts, facilities, management and personnel, (ii) furnish promptly to Purchaser and its Representatives all information and documents concerning it as Purchaser or its Representatives may reasonably request, and (iii) cause its officers, employees and Representatives and those of its Affiliates to cooperate in good faith with Purchaser and its Representatives in connection with all such access. In addition, Advisors will consult with Purchaser a reasonable period of time prior to entering into any transaction or arrangement or taking any action which is material to it, in a manner which will allow Purchaser a reasonable opportunity to evaluate and present its views to them regarding such transaction, arrangement or action.

         4.3 Interim Financial Statements. During the Interim Period, as soon as practicable after they become available (and in any event within 15 business days after the end of each calendar month), Advisors will deliver to Purchaser true and complete copies of (i) its balance sheet as at the end of each month and the related statements of income for such month and (ii) to the extent prepared, any and all other financial statements of Advisors covering any date or period during the period from the date hereof to the Closing Date (the "Interim Financial Statements"). In addition, during the Interim Period, if and when available, Advisors will deliver to Purchaser true and complete copies of any budgets, business plans and financial projections, or modifications thereof, prepared by or on behalf of it or its Affiliates. The Interim Financial Statements with respect to Advisors, if any, will be prepared on a basis consistent with the accounting principles and practices used in the preparation of the Financial Statements and in accordance with the books and records of Advisors, and will present fairly, in all material respects, the financial condition of Advisors as of the dates thereof and the results of operations of Advisors for the respective periods then ended, subject to normal recurring year-end audit adjustments.


                                   ARTICLE 4A

                        CERTAIN COVENANTS OF THE SELLERS

         Each of the Sellers hereby severally (and not jointly) covenants and agrees with Purchaser, as to himself only and not as to the other Sellers:

         4A.1 Access to Information; Consultation; Updated Schedules. From time to time prior to the Closing Date, and on and as of the Closing Date, the Seller will promptly supplement or amend (by written notice to Purchaser) any Schedule delivered pursuant hereto with respect to which the Seller has made a representation or warranty hereunder (a "Seller Schedule"), with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Seller Schedule or which is necessary to correct any information in such Seller Schedule which had been rendered inaccurate thereby.

         4A.2 Cumberland Name. From and after the Closing, the Seller will not, and will cause his or her Affiliates not to, use the name "Cumberland" or any name or other Intellectual Property of any type which is confusingly similar to such name or any Intellectual Property of the Surviving Corporation or RBC, other than in the operation of a business owned, directly or indirectly, by RBC. Notwithstanding the foregoing, Goldberg can continue to use the name "Cumberland Brokerage" for his independent business ("Cumberland Brokerage"); provided, that if (a) the Surviving Corporation determines in its sole discretion that the use of such name by Goldberg or his Affiliates has caused or is reasonably likely to cause confusion among one or more Clients, or (b) Goldberg increases the net number of registered representatives working in his brokerage business in a building which also houses a business operated by the Surviving Corporation, then promptly upon written notice from the Purchaser, Goldberg will, and will cause his Affiliates to, cease using the name "Cumberland" in connection with their business.

         4A.3 Instruments. Any monies, checks, drafts, money orders, postal notes and other instruments received after the Closing by the Seller or any of his Affiliates (other than the Surviving Corporation or any of the other Sellers) in payment of any amounts due Advisors will be forthwith after receipt by the Seller or any of such Affiliates be transferred and delivered by the Seller and such Affiliates to the Surviving Corporation (or other designee of Purchaser), and any such instruments made payable to the Seller or any of such Affiliates when so delivered will bear all endorsements required to effectuate the transfer of the same to the Surviving Corporation (or any such other designee).

         4A.4 Further Assurances. The Seller, for himself and his successors and assigns, hereby covenants and agrees that, at Purchaser's sole expense and without the assumption of any additional liability therefor, upon the reasonable written request of Purchaser within 90 days after the Closing Date, the Seller will execute and deliver to Purchaser and its successors and assigns such further instruments of sale, conveyance, assignment and transfer, and take such other action in order more effectively to sell, convey, grant, assign, transfer and deliver the Advisors Interests to Purchaser, and to permit Purchaser to exercise any of the rights or privileges intended to be conveyed, assigned, transferred and delivered by such Seller to Purchaser pursuant to this Agreement.

         4A.5 Principal Agreement. At the Closing, the Seller will enter into the Principal Agreement in the form attached hereto bearing the Seller's name.

         4A.6 Limitations on Disposition of Securities. Without limiting any other restrictions on transfer of the Securities contained herein, and other than transfers by will or under intestacy laws, transfers in divorce or transfers to family members, in each case with the transferee having agreed in writing for the benefit of RBC to be bound in writing by all transfer restrictions contained in this Merger Agreement and with all transferred shares subject to forfeiture pursuant to the Penalty provisions hereof, the Seller shall not make any disposition of all or any portion of the Securities until and unless: (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) The Seller shall have notified RBC of the proposed disposition and shall have furnished RBC with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by RBC, the Seller shall have furnished RBC with an opinion of counsel, reasonably satisfactory to RBC, that such disposition will not require registration under the 1933 Act. It is agreed that RBC will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.


                                   ARTICLE 4B

                   CERTAIN COVENANTS OF THE CUMBERLAND PARTIES

         Each of the Cumberland Parties covenants and agrees with Purchaser as follows:

         4B.1 No Solicitation. The Cumberland Parties and their Representatives will immediately cease any existing communications or negotiations with any Persons other than Purchaser and its Representatives with respect to any acquisition of any material portion of the assets of, or any interest in, Advisors, or any business combination with Advisors or any other transaction inconsistent with consummation of the Merger (an "Alternative Transaction"), and will not, directly or indirectly, solicit, encourage or participate in discussions or negotiations with, or provide any information or documents to, or otherwise cooperate in any way with, any Person other than Purchaser and its Representatives concerning any Alternative Transaction. If any Cumberland Party receives any oral or written proposal relating to an Alternative Transaction, such Cumberland Party will (i) inform the Person proposing such Alternative Transaction that the Cumberland Parties are required by contract to refrain from discussing any Alternative Transaction, (ii) not make any other statement or engage in any other discussions with such Person concerning any Alternative
Transaction, and (iii) immediately notify Purchaser of the Alternative Transaction proposal.

         4B.2 Inter-Affiliate Accounts; Affiliate Agreements. Each of the Cumberland Parties will cause all accounts receivable or payable (whether or not currently due or payable) between (i) Advisors on the one hand, and (ii) the Sellers or any of their Affiliates, or any of the directors, officers, employees or relatives of any of the same, on the other hand, to be settled in full (without any premium or penalty, and at values mutually agreed upon by the parties hereto) at or prior to the Closing. Except as set forth on Schedule 4B.2 or as otherwise agreed to in writing by Purchaser, all Affiliate Agreements will be terminated without any further Liability or obligation thereunder effective at or prior to the Closing, upon terms and pursuant to instruments reasonably satisfactory to Purchaser.

         4B.3 Partnership Records. At or prior to the Closing, the Cumberland Parties will deliver to Purchaser (or its designee) originals or, with Purchaser's consent which shall not be unreasonably withheld, copies of all ledgers, books, records, files and Properties of Advisors that are in the possession or. control of it or its Affiliates.

         4B.4 Confidentiality. Each Cumberland Party will keep confidential and will not divulge to any party, without the prior written consent of Purchaser, any confidential information with respect to Purchaser, or any of the terms of this Agreement, including without limitation, the Consideration paid by Purchaser, unless any such information or documents (i) is or becomes generally available to the public (other than as a result of a disclosure by any Cumberland Party or any of its or his Representatives) , (ii) was already known by or available on a non-confidential basis to the Cumberland Parties prior to being furnished hereunder, (iii) is or becomes available to the Cumberland Parties from a third party not bound by any contractual obligation to keep such information confidential or (iv) upon advice of counsel, is required to be disclosed in order to comply with applicable law or regulatory authority
(provided that the disclosing party will use reasonable good faith efforts to notify Purchaser, and attempt to obtain the reasonable approval of Purchaser, prior to such disclosure). In the event of the termination of this Agreement in accordance with its terms, each of the Cumberland Parties will, upon request of Purchaser, promptly deliver to Purchaser all written information and documents with respect to Purchaser provided to them by Purchaser or its Representative in the possession of such Cumberland Party or any personnel thereof, including all copies, reproductions, summaries, analyses and extracts thereof or based thereon.

         4B.5 Vineland Lease Amendment. Prior to the Closing, the Cumberland Parties will cause the lease agreement (the "Vineland Lease") governing Advisors' principal office in Vineland, New Jersey (the "Vineland Office") to be amended in form and substance satisfactory to RBC so that the annual rent thereunder is reduced by $50,000 for at least five years, with building cost allocations unchanged. The Parties understand that this will result in an annual rent of $24,000, plus all building maintenance costs and all electric and utilities, but that the lessee will not be responsible for structural costs.

                                   ARTICLE 4C

                      CERTAIN COVENANTS OF ALL THE PARTIES

         Each of the Parties covenants and agrees with the other as follows:

         4C.1 Cooperation and Reasonable Best Efforts. Subject to the terms and conditions hereof: (a) each of the Parties will cooperate with the other in connection with consummating the transactions contemplated by this Agreement and
(b) each of the Parties will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. For purposes of this Agreement, the covenant of the Parties to use their "commercially reasonable efforts" will not require any party to (i) incur any unreasonable expenses, (ii) agree to materially limit the conduct of its business or (iii) divest itself of any material assets or Properties, in each case except as otherwise contemplated hereunder.

         4C.2 Consents and Approvals; Required New Permits. As soon as practicable after the execution of this Agreement, each of the Parties will obtain any necessary Consents of, and make any filing with or give any notice to, any Governmental Entities and other Persons as are required to be obtained, made or given by such Party to consummate the transactions contemplated by this Agreement, including without limitation obtaining all Required New Permits on behalf of Newco. The Parties will cooperate with one another in exchanging such information and reasonable assistance as may be required by any such Governmental Entity or as any other Party may request in connection with the foregoing.

         4C.3 Notification of Certain Matters. Each of the Parties will give prompt notice to the other of (a) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (b) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder; provided, however, that the delivery of any notice pursuant to this Section 4C.3 will not cure such failure or limit or otherwise affect the remedies available hereunder to the Parties receiving such notice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, each of the Parties will promptly notify the others of any action, suit, claim, proceeding or investigation of the type required to be described in Schedule 3.12 hereof that is commenced or, to its or his Knowledge, threatened, and of any request for additional information or documentary materials by any Governmental Entity in connection with the Merger.

         4C.4 Client Notices. The Parties will cooperate with each other in causing notices in form and substance satisfactory to each of them ("Client Notices") to be sent to Current Clients advising them with respect to the Merger and providing an opportunity for them to elect not to continue as clients of the Surviving Corporation following the Merger. The Cumberland Party shall promptly inform Purchaser with respect to Current Clients who make such an election.


                                    ARTICLE 5

                       CERTAIN COVENANTS OF THE PURCHASER

                Each of RBC and Newco covenants and agrees with each Cumberland Party as follows:

         5.1 Inspection by the Sellers. After the Closing Date, each Seller, at such Seller's expense, will have the continuing right to use, inspect, and make extracts from or copies of any documents or records delivered to Purchaser under this Agreement. Before destruction or disposition of any documents or files transferred hereunder, Purchaser will give reasonable notice to each Seller and will allow each Seller, at its own expense, to recover the same from Purchaser.

         5.2 Confidentiality. Purchaser will keep confidential and will not divulge to any party, without the prior written consent of the Sellers, any confidential information with respect to any of the Cumberland Parties, or any of the terms of this Agreement, including without limitation, the Consideration paid by Purchaser, unless any such information or documents (i) is or becomes generally available to the public (other than as a result of a disclosure by any Cumberland Party or any of its or his Representatives) , (ii) was already known by or available on a non-confidential basis to Purchaser prior to being furnished hereunder, (iii) is or becomes available to Purchaser from a third party not bound by any contractual obligation to keep such information confidential or (iv) upon advice of counsel, is required to be disclosed in order to comply with applicable law or regulatory authority (provided that Purchaser will use reasonable good faith efforts to notify the party who furnished such information and documents, and attempt to obtain the reasonable approval of the latter party, prior to such disclosure). In the event of the termination of this Agreement in accordance with its terms, Purchaser will, upon request of the Sellers, promptly deliver to the Sellers all written information and documents with respect to any of the Cumberland Parties provided to it by any Cumberland Party or its Representative in the possession of Purchaser, or any personnel thereof, including all copies, reproductions, summaries, analyses and extracts thereof or based thereon. Upon consummation of the transactions contemplated hereby, all rights to the confidential information of Advisors will remain with Advisors, and Purchaser will have no continuing obligations to the Sellers with respect to keeping such information confidential.

         5.3 Reports Under the 1934 Act. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Seller to sell RBC Common Stock to the public without registration (when such sale is permitted hereunder), RBC will: (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times; (b) file with the SEC in a timely manner all reports and other documents required of RBC under the 1934 Act; and (c) furnish to each Seller forthwith upon such Seller's request (at any time when sale of RBC Common Stock by such Seller is permitted hereunder) (i) a written statement by RBC that it has complied with the reporting requirements of SEC Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of RBC and such other reports and documents so filed by RBC, and (iii) such other information as may be reasonably requested in availing such Seller of any rule or regulation of the SEC which permits the selling of such securities without registration.

         5.4 Payments of Advisors' Payable to Principals. On or before March 15, 1998, RBC shall cause the Surviving Corporation to pay to the Principals all amounts remaining due to them with respect to Advisors' distribution of profits for 1998 up to the Closing Date in accordance with Section 4.1(b), which amounts shall be calculated during the 15-day period following the Closing.


                                    ARTICLE 6

                              CONDITIONS TO CLOSING

         6.1 Conditions of the Cumberland Parties to Close. The obligations of the Cumberland Parties to consummate the Merger and the other transactions contemplated hereby at the Closing will be subject to the satisfaction or, if permitted by law, waiver of the following conditions at or prior to the Closing.

                  (a) Representations and Warranties. Each representation and warranty set forth in Article 2 will be true and correct in all material respects at and as of the Closing as though then made, except to the extent of any change solely caused by the transactions expressly contemplated hereby.

                  (b) Covenants. Each of RBC and Newco will have performed in all material respects each covenant or other obligation required to be performed by it pursuant hereto prior to the Closing.

                  (c) Compliance with Applicable Laws. The consummation of the Merger will not be prohibited by any Legal Requirement or subject any Seller to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity. Newco shall have all Required New Permits.

                  (d) Proceedings. No action, suit or proceeding will be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of the Merger, cause such transactions to be rescinded following such consummation or adversely affect Purchaser's performance of its obligations pursuant hereto, and no judgment, order, decree, stipulation, injunction or charge having any such effect will exist.

                  (e) Certificates. Each of RBC and Newco will have delivered to the Sellers a copy of the resolutions adopted by their respective Board of Directors, certified by their respective corporate Secretary, authorizing and approving this Agreement and the Merger.

                  (f) Principal Agreements. At the Closing, the Surviving Corporation will enter into each of the Principal Agreements.

                  (g) Opinion of Counsel. The Sellers will have received from Pitney, Hardin, Kipp & Szuch, legal counsel for RBC and Newco, an opinion with respect to the matters set forth in Exhibit J attached hereto addressed to the Sellers. Such opinion will be dated the Closing Date and will be in form satisfactory to the Sellers' legal counsel.

                  (h) No Material Adverse Change. There will have been no material adverse change in the business, operations or condition (financial or otherwise), results of operations, or prospects of either RBC or Newco between December 31, 1997 and the Closing Date.

                  (i) Client Rescission. Current Clients, in their responses to the Client Notices, shall not have indicated that they would terminate or reduce their business dealings with the Surviving Corporation after the Merger such that an aggregate reduction of more than $168,000 in annual IA Revenues would be likely to result from such terminations and reductions (without giving effect to any offsetting increases in IA Revenues which might be anticipated).

                  (j) Purchaser Closing Documents. Each of RBC and Newco will have delivered to the Sellers an Officer's Certificate, dated the Closing Date, stating that the conditions specified in Sections 6.1(a) through 6.1(b), inclusive, have been fully satisfied, and such other documents relating to the Merger to be consummated at the Closing as the Sellers reasonably request.

All corporate and other proceedings or actions taken or required to be taken by each of RBC and Newco in connection with the Merger and the other transactions contemplated hereby, and all documents incident thereto, must be reasonably satisfactory in form and substance to the Sellers and their legal counsel.

         6.2 Conditions of Purchaser to Close. The obligation of each of RBC and Newco to consummate the Merger and the other transactions contemplated hereby at the Closing will be subject to the satisfaction or, if permitted by law, waiver of the following conditions at or prior to the Closing.

                  (a) Representations and Warranties. Each representation and warranty set forth in Articles 3 and 3A will be true and correct in all respects, at and as of the Closing as though then made, except to the extent of any change solely caused by the transactions expressly contemplated hereby.

                  (b) Covenants; Cumberland Lease. Each Cumberland Party will have performed and observed in all respects each covenant or other obligation required to be performed or observed by such Person pursuant hereto prior to the Closing. Without limiting the foregoing, the Cumberland Parties will have caused the Vineland Lease to be amended in form and substance satisfactory to RBC as set forth in Section 4B.5.

                  (c) Compliance with Applicable Laws. The consummation of the Merger will not be prohibited by any Legal Requirement or subject Purchaser, Advisors, or Advisors' assets to any penalty, liability or (in Purchaser's sole judgment) other onerous condition arising under any applicable Legal Requirement or imposed by any Government Entity. Without limiting the foregoing, it shall be a condition to Purchaser's obligation to close that Purchaser shall be satisfied that (x) Newco has all Required New Permits and (y) none of the Cumberland Parties has taken any action or omitted to take any action (whether or not such action or omission was permissible for such party at the time taken or omitted) which would cause RBC or any of its Affiliates to be in violation of any material legal requirement (such as the so-called "pay-to-play" rules) applicable to RBC or any of its Affiliates following the Closing.

                  (d) Proceedings. No action, suit or proceeding will be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant hereto, cause any such transaction to be rescinded following consummation, or adversely affect Purchaser's right to conduct the Business or any Cumberland Party's performance or its obligations pursuant hereto, and no judgment, order, decree, stipulation, injunction or charge having any such effect will exist. No Person will have brought or threatened to bring, or notified any Cumberland Party in writing of a claim which could result in, any action, suit or proceeding before any Government Entity with respect to an alleged violation of any Industry Governing Law.

                  (e) Consents. All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the consummation of the Merger or the conduct of the Business by Purchaser thereafter (the "Consents") will have been duly made or obtained, none of which will impose upon Purchaser or Advisors any material condition, restriction or required undertaking. Without limiting the foregoing, all consents, approvals, authorizations and orders of any Government Entity required to continue, renew, or reissue to Advisors following the Merger those licenses under which Advisors conducts its Business prior to the Merger will have been obtained.

                  (f) Opinion of Counsel. Purchaser will have received from Pelino & Lentz, legal counsel for the Sellers, an opinion with respect to the matters set forth in Exhibit I attached hereto addressed to Purchaser. Such opinion will be dated the Closing Date and will be in form satisfactory to Purchaser's legal counsel.

                  (g) Principal Agreements. Each of the Sellers will have executed and delivered to Purchaser his or her respective Principal Agreement.

                  (h) Estoppel Letters. With respect to each parcel of real estate which Advisors leases or subleases, Advisors will have initiated the process of obtaining for Purchaser (and, with respect to the Vineland Office, will have obtained and delivered to Purchaser) an estoppel letter from the lessor under the related lease or sublease to the effect that: (i) the copy of the lease or sublease attached to such estoppel letter is a true, correct and complete copy of such lease or sublease and represents the entire agreement between such lessor and Advisors, as to such parcel; (ii) Advisors is not in breach or default under such lease or sublease, and no event has occurred which, with the giving of notice or the passage of time, would constitute such a breach or default, or permit termination, modification or acceleration under such lease or sublease; (iii) such lessor has not repudiated any provision of such lease or sublease; (iv) there are no disputes, oral agreements or forbearance programs in effect as to such lease or sublease; (v) such lessor consents to the Merger (if such consent is required by the terms of the lease), and (vi) such other matters as Purchaser reasonably may request.

                  (i) No Material Adverse Change. There will have been no material adverse change in the business, operations, assets, Properties, Liabilities, condition (financial or otherwise) , results of operations, prospects or Permits of Advisors between the date of the Latest Balance Sheet and the Closing Date.

                  (j) Due Diligence. Purchaser will have completed to its satisfaction the due diligence investigation and acquisition audit of Advisors.

                  (k) Client Rescission. Current Clients, in their responses to the Client Notices, shall not have indicated that they would terminate or reduce their business dealings with the Surviving Corporation after the Merger such that an aggregate reduction of more than $168,000 in annual IA Revenues would be likely to result from such terminations and reductions (without giving effect to any offsetting increases in IA Revenues which might be anticipated).

                  (l) The Cumberland Parties Closing Documents. The Cumberland Parties will have delivered to Purchaser the following documents:

                                    (i) a  certificate  of each of the  Sellers,
                    dated the Closing Date, stating that the conditions specified in Sections 6.2(a) through 6.2(b), inclusive, have been fully satisfied;

                                    (ii)    the Books and Records;

                                    (iii)   copies of the Consents; and

                                    (iv) Such other  documents  relating  to the
                    Merger as Purchaser reasonably requests.

All partnership and other proceedings or actions taken or required to be taken by any Cumberland Party in connection with the Merger, and all documents incident thereto, must be reasonably satisfactory in form and substance to Purchaser and its legal counsel.


                                    ARTICLE 7

                          SURVIVAL AND INDEMNIFICATION

         7.1 Survival. The representations, warranties, covenants and agreements of the Parties contained in this Agreement, or in any Schedule or Exhibit hereto or any certificate delivered pursuant hereto, will survive for a period of 18 months following the Closing Date; provided, however, that (a) the representations, warranties, covenants and agreements of the Parties contained in Sections 3.10(a)(ix), 3.10(d), 3.18(b), 3.18(d), 3.19, 3A.4 and 4B.2 will survive until the Final Payment Date, (b) the representations, warranties, covenants and agreements of the Parties contained in Sections 3.15 will survive until one year after the end of the applicable statute of limitations, and (c) the representations, warranties, covenants and agreements of the Parties contained in Sections 2.1, 2.2, 3.1, 3.2, 3A.1, 3A.2 4A.2, 4A.3, 4B.4 and 5.2
will survive forever. If an Indemnified Party gives notice to an Indemnifying Party that the Indemnified Party has a claim for indemnification under Section 7.2, the giving of such notice will toll the period during which the applicable representation, warranty, covenant or agreement survives until the claim is resolved.

         7.2      Indemnification; Deductible and Indemnification Cap.

                  (a) Each of the Sellers hereby severally (and not jointly) agrees to indemnify, defend and hold harmless each of RBC and Newco and its directors, officers, employees, Affiliates (including the Surviving Corporation), successors and assigns (each, a "Purchaser Indemnitee") from and against any losses, Liabilities, damages, costs or expenses, including, without limitation, interest, penalties and reasonable fees and expenses of counsel (collectively, "Losses"), based upon, arising out of or otherwise resulting from
(i) any inaccuracy in any representation or breach of any warranty of such Seller (without regard to any qualification as to materiality) contained in this Agreement or in any Seller Schedule or certificate of Seller delivered pursuant hereto and (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of such Seller under this Agreement (other than the Seller's Principal Agreement).

                  (b) Each of the Cumberland Parties hereby jointly and severally agree to indemnify, defend and hold harmless each Purchaser Indemnitee from and against any Losses (including Losses suffered indirectly through a reduction in the earnings or value of Advisors) based upon, arising out of or otherwise resulting from (i) any inaccuracy in any representation or breach of any warranty of Advisors (without regard to any qualification as to materiality) contained in this Agreement or in any schedule or certificate delivered pursuant hereto, (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of Advisors under this Agreement, (iii) any compensation due or payable to any officers, employees or agents of Advisors arising or related to services or activities prior to the Closing, and (iv) any actual or alleged violation by Advisors, prior to the Closing, of any Industry Governing Law.

                  (c) RBC and Newco jointly and severally hereby agrees to indemnify, defend and hold harmless the Sellers from and against any Losses based upon, arising out of or otherwise resulting from (i) any inaccuracy in any representation or breach of any warranty of either RBC or Newco (without regard to any qualification as to materiality) contained in this Agreement or in any schedule or certificate delivered pursuant hereto or thereto, or (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of either RBC or Newco under this Agreement (other than the Principal Agreements).

                  (d) Notwithstanding anything herein to the contrary, in the event the Closing is consummated, each Seller hereby irrevocably and unconditionally waives and agrees never to assert or exercise any rights of contribution against Advisors in respect of his indemnification obligations or any Liabilities for breach of any representation, warranty, covenant, agreement or obligation hereunder.

                  (e) Promptly after the receipt by any party hereto of notice of any third party claim or the commencement of any third party action, suit or proceeding subject to indemnification hereunder (a "Third Party Claim"), such party (the "Indemnified Party") will, if a claim in respect thereto is to be made against any party obligated to provide indemnification hereunder (the "Indemnifying Party"), give such Indemnifying Party reasonable written notice of such Third Party Claim, provided, however, that the failure to provide such notice will not relieve the Indemnifying Party of any of its or his obligations, or impair the right of the Indemnified Party to indemnification, pursuant to this Section 7.2 unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's opportunity to defend or compromise the Third Party Claim. Such Indemnifying Party will have the right, at its or his option, to defend at its or his own expense and by its or his own counsel any Third Party Claim, provided that (i) the Indemnifying Party acknowledges in writing (at the time such Indemnifying Party elects to assume such defense) its or his obligation under this Section 7.2 to indemnify the Indemnified Party with respect to such Third Party Claim, (ii) such counsel is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept fully informed of all developments, and is furnished with copies of all documents and papers, related thereto and is given the right to participate in the defense and investigation thereof as provided below, and (iv) such counsel proceeds with diligence and in good faith with respect thereto. If any Indemnifying Party will undertake to defend any Third Party Claim, such Indemnifying Party will notify the Indemnified Party of its or his intention to do so promptly (and in any event no later than 30 days) after receipt of notice of the Third Party Claim, and the Indemnified Party agrees to cooperate in good faith with the Indemnifying Party and its counsel in the defense of such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party will have the right to participate in the defense and investigation of any Third Party Claim with its own counsel at its or his own expense, except that the Indemnifying Party will bear the expense of such separate counsel if (A) in the written opinion of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party, use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest, (B) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (C) the Indemnifying Party will not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the Third Party Claim is given to the Indemnifying Party or notice that the Indemnifying Party intends to assume the defense of the Third Party Claim is given to the Indemnified Party or (D) the Indemnifying Party will authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party will not settle any Third Party Claim without the prior written consent of the Indemnified Party, which will not be unreasonably withheld; provided, however, that an Indemnified Party will not be required to consent to any settlement involving the imposition of equitable remedies.

                  (f) No Purchaser Indemnitee shall be entitled to indemnification under this Article 7 unless and until the total of all Losses suffered, sustained or incurred by all the Purchaser Indemnitees equals or exceeds $10,000 in the aggregate (the "Deductible") and shall only be entitled to indemnification hereunder for Losses in excess of the Deductible and up to a maximum amount equal to the dollar value of the Consideration (the "Indemnification Cap"). No Seller shall be entitled to indemnification under this Article 7 unless and until the total of all Losses suffered, sustained or incurred by all the Sellers equals or exceeds the Deductible and shall only be entitled to indemnification hereunder for Losses in excess of the Deductible and up to a maximum amount equal to the Indemnification Cap.

         7.3 Right of Setoff. Purchaser is hereby authorized at any time and from time to time, with prior notice to the affected Seller, to set off and apply any and all of the Consideration at any time owing by Purchaser to any Seller against any and all of the obligations of that Seller now or hereafter existing under this Article 7, in each case irrespective of whether or not Purchaser will have made any demand under the respective agreement and although such obligations may be unmatured. Purchaser agrees promptly to notify such Seller of any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Purchaser may have.

         7.4 Tax Indemnification. Notwithstanding anything in this Article 7 to the contrary, the rights and obligations of the parties with respect to the breach of representations, warranties, covenants, and agreements set forth in
Article 8 (concerning Tax Matters) and the indemnification for Taxes will be governed by the provisions of Article 8.


                                    ARTICLE 8

                                   TAX MATTERS

         8.1 Representations and Warranties. As a material inducement to RBC and Newco to enter into this Agreement, each Cumberland Party hereby jointly and severally represents and warrants to each of RBC and Newco as follows:

                  (a)  Advisors  is,  and  since  its   inception  has  been,  a
partnership for federal income tax purposes.

                  (b) All of the partnership interests in Advisors are, and since the inception of Advisors have been, owned by the Sellers, and no other party has owned or has any right to acquire any interests in Advisors.

                  (c) All Tax Returns required to be filed by each Cumberland Party for all Taxable Periods ending on or before the Closing Date have been or will be timely filed. All such Returns (i) were prepared in the manner required by applicable law, (ii) are true, correct and complete in all material respects, and (iii) reflect the correct liability for Taxes of or relating to Advisors. All Taxes shown to be payable on such Returns, and all assessments of Tax made with respect to such Returns have been or will be paid when due, subject to the right of the Cumberland Parties to obtain extensions and to contest in good faith any assessment with which such Cumberland Parties do not agree. No adjustment relating to such Returns has been proposed formally or informally by or to any taxing authority and, to the Knowledge of Advisors, no basis exists for any such adjustment.

                  (d) Advisors has paid, or has adequately provided, for the payment of all Taxes with respect to all Taxable Periods, or portions thereof, ending on or before the Closing Date.

                  (e) Advisors has withheld from its employees, customers, and other payees (and timely paid to the appropriate Government Entity) all amounts required by the Tax withholding provisions of applicable federal, state, local, and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation, and withholding on payments to non-United States persons) for all periods, or portions thereof, ending on or before the Closing Date.

                  (f) Except for Liens for real and personal property Taxes that are not yet due and payable, there are no Liens for any Tax upon any asset of Advisors.

                  (g) Except as set forth in Schedule 8.1, no power of attorney that is currently in force with respect to Advisors has been granted to any person with respect to any matter relating to Taxes.

                  (h) Advisors has not made any guaranty, indemnification or similar agreement on or before the Closing Date relating to the sharing of liability for, or payment of, any Taxes.

         8.2      Filing of Tax Returns and Payment of Taxes.

                  (a) Advisors will timely file or cause to be timely filed all Tax Returns that are required to be filed by it (with extensions) with respect to any Tax periods ending on or before the Closing Date. Advisors will timely pay or cause to be timely paid all Tax reported, or required to be reported, on such Returns.

                  (b) At the Closing, Advisors will deliver to Purchaser a schedule that lists all Tax Returns for it for all Taxable Periods ending on or before the Closing Date.

                  (c) Purchaser will prepare and file all Tax Returns of Advisors other than those described in Section 8.2(a). All Taxes shown on such Tax Returns will be paid by Purchaser or Advisors, subject to the right of indemnification of Purchaser against the Sellers for any Tax to the extent such Seller is liable for such Tax pursuant to this Agreement.

                  (d) Each of the Parties will cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding.

         8.3 Apportionment. The Parties hereby agree that for federal income tax purposes, and for state and local income tax purposes, there will be a closing of Advisors' books consistent with normal tax accounting rules as of the Closing Date, and items of income, loss, deduction and credit will be allocated to the Sellers, either directly or through Advisors, for all periods ending on or before the Closing Date.

         8.4 Indemnification by Sellers. Each of the Sellers hereby jointly and severally agrees to indemnify, defend and hold harmless RBC and Newco and their directors, officers, employees, Affiliates, successors and assigns harmless from and against any Losses (including Losses suffered indirectly through a reduction in the earnings or value of Advisors), based upon, arising out of or otherwise resulting from:

                  (a) any and all Taxes incurred by Purchaser or Advisors in connection with or arising from any inaccuracy, breach, or nonfulfillment of any representation, warranty, covenant, or agreement of such Seller contained in or made pursuant to this Article 8;

                  (b) any and all Taxes for any Taxable Period, or portion thereof, ending on or before the Closing Date;

                  (c) any cost or expense (including, without limitation, reasonable attorneys' and accountants' fees) incurred by Purchaser, Advisors, or any of their successors or assigns in connection with any Tax described in this
Section 8.4.

         8.5 Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless the Sellers from and against (i) any and all unpaid federal, state, local, and foreign Tax imposed for any Taxable Period or portion thereof beginning after the Closing Date, and (ii) any cost or expense (including, without limitation, reasonable attorneys' and accountants' fees) incurred by the Sellers or any of their successors or assigns in connection with any such Tax identified in this Section 8.5.

         8.6 Gross Up. The amount of any Tax or other amount for which indemnification is provided under any of Sections 7.2, 8.4 or 8.5 hereof will be
(i) increased to take account of any Tax incurred by the Indemnified Party arising from the receipt or right to receive the indemnity payments hereunder (increased by any Tax incurred with respect to such increased amount) and (ii) reduced to take into account any reduction of Tax realized by the Indemnified Party arising from the incurrence or payment of the amount for which indemnification was provided.

         8.7 Access to Information. From the date hereof, Advisors will provide Purchaser with copies of all Tax Returns for Taxable Periods ended on or before the Closing Date and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by Advisors for such Taxable Periods, all within ten days after the filing or receipt, as the case may be, of same.

         8.8 Books and Records. Advisors will deliver to Purchaser, on or before the Closing Date, originals or, with Purchaser's consent which shall not be unreasonably withheld, copies of all books and records pertinent to Advisors for each Taxable Period or portion thereof ending on or prior to the Closing Date. Purchaser will retain such information until one year after the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) for such Taxable Periods.

         8.9 Notice of Audit. If any Party receives any written notice from any taxing authority proposing an adjustment to any Tax for which any other Party may be obligated, through indemnification or otherwise, under this Agreement, such Party will give copies of such notice to such other Party immediately after the receipt of such notice. The failure to provide such copies however, will not reduce the obligations of a Party hereunder unless, and to the extent that, such failure prejudices the rights of the other Party to contest such Tax.

         8.10 Tax Contest. Purchaser will have the sole right to negotiate, resolve, settle or contest any claim for Tax made by a taxing authority relating to the income or liability of the Surviving Corporation. The Sellers will have the sole right to negotiate, resolve, settle or contest any claim for Tax made by a taxing authority relating to the income or liability of Advisors, provided, that any such Tax would be borne by the Sellers.

         8.11     Miscellaneous.

                  (a)  All  representations  and  warranties  contained  in this
Article 8 with respect to any Tax will survive the Closing and will terminate and expire thereafter one year after the lapse of the applicable statute of limitations with respect to the assessment or contesting of such Tax (including any extensions thereof).

                  (b) For purposes of this Article 8, all Taxes for all pre-Closing periods will be determined without regard to the carryback of any net operating loss, capital loss, general business credit, or other tax attribute from a post-Closing period.

                  (c) Any indemnification payment made to a Party pursuant to this Agreement will be treated for federal income Tax purposes as an adjustment to the Consideration unless otherwise required by applicable law.

                  (d) All references in this Article 8 to "Tax" or "Taxes" will include, in addition to any taxes of Advisors, any Taxes with respect to items of income, gain, credit, loss or deduction attributable to the Sellers and all references to "Tax Returns" will include Tax Returns filed (or required to be filed) by the Sellers with respect to any such Taxes.


                                    ARTICLE 9

                                   DEFINITIONS

         9.1 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, will have the respective meanings set forth herein:

                  "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person.

                  "Books and Records" means all lists, records and other information pertaining to accounts, personnel and referral sources of Advisors, all lists and records pertaining to suppliers and customers of Advisors, and all other books, ledgers, files and business records of every kind relating or pertaining to the Business, in each case whether evidenced in writing, electronically (including by computer) or otherwise.

                  "Client" means any Person party to or bound by a Contract with Advisors or its Affiliates pursuant to which Advisors provides or has agreed to provide investment advice, management or servicing, consulting or other similar services to such Person; provided, that the term "Client" shall not include any client of Cumberland Brokerage unless such Person is also a client of Advisors.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Current Clients" means those Clients from which Advisors generated revenues in 1997.

                  "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Industry Governing Law" means without limitation, any federal, state or local law or ordinance, and any rule, regulation or order issued thereunder governing or pertaining to investment advisors or persons associated with or employed by investment advisors, including without limitation ERISA, the Investment Advisers Act of 1940, as amended, and the "blue sky" laws of those states in which Advisors is registered.

                  "Financial  Statements"  means,   collectively,   the  audited
balance sheet of Advisors as of December 31, 1997 and the audited statement of income of Advisors for the years ended December 31, 1997 and December 31, 1996.

                  "GAAP" means, at a given time, United States generally accepted accounting principles, consistently applied.

                  "Government Entity" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Hazardous Material" means any material or substance which is deemed a "hazardous waste", "hazardous material", "hazardous substance", "solid waste", "industrial waste", "contaminant", "pollutant", "toxic waste" or "toxic substance" under any Environmental and Safety Requirement.

                  "Indebtedness" of any Person means, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

                  "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and any capital contribution by such Person to any other Person.

                  "Knowledge" means, with respect to an individual Person, the actual knowledge of such Person or any Person who is his agent. "Knowledge" means, with respect to a corporation or partnership, (a) the actual knowledge of all officers, directors and executive employees of such Person or of any of its partners and (b) the knowledge which a prudent business person in one of the positions referenced in clause (a) above would have obtained in the conduct of his or her business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                  "Latest Balance Sheet" means the audited balance sheet of Advisors as of December 31, 1997 included within the Financial Statements.

                  "Legal Requirement" means any requirement arising under any action, law, treaty, rule or regulation, determination or direction of an arbitrator or Government Entity, including any Environmental and Safety Requirement.

                  "Liability" means any direct or indirect debt, obligation, loss, damages, deficiency or other liability of any nature, whether absolute, accrued, contingent or otherwise.

                  "Lien"  means  any  mortgage,   pledge,   security   interest,
encumbrance, easement, restriction, charge, or other lien.

                  "Permits" means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings under any federal, state, local or foreign laws or with any Government Entities.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Plans" means all Employee Pension Plans, Employee Welfare Plans, Other Plans and Multiemployer Plans to which Advisors contributes or is a party.

                  "Release" has the meaning set forth in CERCLA.

                  "Properties" means real, personal or mixed property, tangible or intangible, of any Person.

                  "Taxes" means all income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, sales, use, excise, stamp, transfer, franchise, withholding, payroll, employment, occupation, workers, compensation, disability, severance, unemployment insurance, social security and Property taxes, and all other taxes, duties, assessments, fees, levies, or similar charges of any kind whatsoever, together with any interest, penalties and additions thereto, required under any federal, state, local or foreign law or imposed by any federal, state, local or foreign Government Entity, including all amounts imposed as a result of being a member of an affiliated or combined group.

                  "Tax Return" means all returns, reports, elections, estimates, declarations, information statements and other forms and documents (including all schedules, exhibits, and other attachments thereto) relating to any Taxes and required to be filed under any federal, state, local or foreign law or with any Government Entity.

                  "Taxable Period" means any taxable year or any other period that is treated as a taxable year (including any taxable period ending on the Closing Date or beginning on the day immediately preceding the Closing Date) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.


         9.2      Other Definition Provisions.

                  (a) Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

                  (b) Successor Laws. Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.


                                   ARTICLE 10

                                OTHER AGREEMENTS

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)      by mutual agreement of Purchaser and the Sellers,

                  (b) by Purchaser, at any time when any Cumberland Party is in breach of any of its material obligations pursuant to this Agreement or if any representation or warranty of any Cumberland Party is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of Purchaser set forth herein),

                  (c) by the Sellers, at any time when Purchaser is in breach of any of its material obligations pursuant to this Agreement or if any representation or warranty of Purchaser is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of any Cumberland Party set forth herein),

                  (d) by Purchaser or the Sellers if Current Clients accounting for at least 10% of Advisors' 1997 revenues respond to the Client Notices indicating that they will not, or are not likely to, continue substantially the same business relationship with the Surviving Corporation after the Merger as their business relationship with Advisors before the Merger, or

                  (e) by Purchaser or the Sellers, at any time after February 28, 1998, if the Closing has not then occurred; provided that such failure to timely close is not the result of any breach of any covenant, representation or warranty of the terminating Party.

Any termination of this Agreement pursuant to any of clauses 10.1(b) through (e) will be effected by written notice from the terminating Party to Purchaser (if the Sellers are the terminating Party) or the Sellers (if Purchaser is the terminating Party). If this Agreement is terminated other than by a valid termination pursuant to clause 10.1(a) or a valid termination by Sellers pursuant to either clause 10(c) or 10(d) and, within six months following such termination, Advisors merges with or is acquired by another entity or one or more Cumberland Parties enters into an agreement or understanding pursuant to which Advisors is to be merged with or acquired by another entity, then Advisors shall pay RBC a termination fee of $250,000 (the "Termination Fee") prior to consummation of such merger or acquisition. If any party (treating the Cumberland Parties as one party and Purchaser as the other party) validly terminates this Agreement based upon a material breach or default by the other party, the non-terminating party shall pay to the terminating party liquidated damages in the amount of $90,000 ("Liquidated Damages"). (Any Liquidated Damages paid by Sellers shall be credited towards any Termination Fee which may become due from Sellers.) If either a Termination Fee or Liquidated Damages become due hereunder and the party which owes such Termination Fee or Liquidated Damages fails to pay the amount owed in full upon demand by the other, then the party which owes the Termination Fee or Liquidated Damages shall in addition reimburse the other party for the legal fees and expenses incurred by it in seeking to enforce and collect such amount.

         10.2 Remedies. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any Party will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. Except as expressly set forth herein, the rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

         10.3 Consent to Amendments. No waiver, amendment, modification or supplement of this Agreement will be binding upon any Party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such Party. No other course of dealing between or among any of the Parties or any delay in exercising any rights pursuant to this Agreement will operate as a waiver of any rights of any Party.

         10.4 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the Parties will bind and inure to the benefit of the respective successors and assigns of the Parties. Except as otherwise provided in this
Section 10.4, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the others' prior written consent. Nothing in this Agreement shall be deemed to limit the ability of RBC or its successors to cause the Surviving Corporation to merge with or into another entity which is wholly-owned by RBC. Nothing in this Agreement shall be deemed to limit the ability of RBC or its successors to merge with or into another entity or transfer all or any portion of its assets (including the Business) to another entity; provided, that the entity which succeeds to the ownership of the Business shall, by operation of law or by written agreement, undertake to perform the obligations of RBC hereunder. Should RBC enter into an agreement to merge with another entity pursuant to which the shares of RBC Common Stock outstanding prior to the effective time of such merger shall be converted into cash or other securities, the Parties hereto agree, and RBC shall cause adequate provisions to be made in such merger agreement so that following the effective time of such merger, all provisions in this Agreement which provide for delivery of RBC Common Stock to Sellers shall thereafter be construed as providing for delivery of the equivalent amount of cash or other securities into which such RBC Common Stock was converted pursuant to such merger.

         10.5 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New Jersey to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         10.6 Arbitration. Any controversy or claim, directly or indirectly, arising out of or relating to this Agreement, will be submitted to and settled by arbitration conducted in Morristown, New Jersey in accordance with the rules and procedures then existing under the Commercial Arbitration Rules of the American Arbitration Association, provided that notwithstanding anything to the contrary contained in such Rules: (a) a panel of three arbitrators will be used, with one arbitrator chosen by Purchaser, one arbitrator chosen by the Sellers and the third arbitrator chosen by the other two arbitrators; (b) the decision in writing of a majority of the arbitrators on the panel will be final, conclusive, and binding on all Parties hereto who had notice of such arbitration and an opportunity to participate therein, whether or not such Party so participated; and (c) the arbitrators will not award any punitive damages except in the case of intentional fraud. The determination of the panel of arbitrators will be final, binding and nonappealable, except that any determination that there has been intentional fraud, and any award of punitive damages, will be appealable in any court having jurisdiction. Judgment upon any binding decision rendered by such panel may be entered in any court having jurisdiction. Any and all reasonable travel expenses incurred by any of the Sellers in connection with such arbitration will be reimbursed by Purchaser. The Parties intend that the arbitrators use reasonable efforts to limit the nature, scope and timing of any discovery which they permit in connection with any arbitration so that neither the duration nor the expense of the arbitration will be unduly burdensome on any Party. Notwithstanding the foregoing, any determination of the arbitrators with respect to discovery will be binding on the Parties.

         10.7 Notices. All demands, notices, communications and reports provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any Party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written notice to the sending Party pursuant to the provisions of this Section 10.7. Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

If to any Cumberland Party            Cumberland Advisors
                                      614 Landis Avenue
                                      Vineland, NJ 08360
                                      Tel.: (609) 692-6690
                                      Fax: (609) 794-9113

with a copy to:                       Each of the Sellers at their home address

and with a copy to:                   Richard N. Weiner, Esq.
                                      Pelino & Lentz
                                      One Liberty Place, 32nd Floor
                                      1650 Market Street
                                      Philadelphia, PA 19103-7393
                                      Tel.: (215) 246-3135
                                      Fax: (215) 665-1536

If to Purchaser:                      Ryan, Beck & Co.
                                      220 South Orange Avenue
                                      Livingston, NJ 07039-5817
                                      Tel.: (973) 597-6000
                                      Fax: (973) 597-6414
                                      Attn.: Leonard Stanley

with a copy to:                       Ronald H. Janis , Esq.
                                      Pitney Hardin Kipp & Szuch
                                      By Mail:
                                      P.O. Box 1945
                                      Morristown, NJ 07962-1945
                                      Delivery:
                                      200 Campus Drive
                                      Florham Park, NJ 07932-0950
                                      Tel.: (973) 966-8263
                                      Fax: (973) 966-1550

         10.8 Severability of Provisions. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         10.9 Schedules and Exhibits. The Schedules and Exhibits constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         10.10 Counterparts; Facsimile Signatures. The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument. A facsimile, telecopy or photocopy of an original signature of the any Party appearing on this Agreement or any document to be executed and delivered in connection herewith will be valid and binding on such Party as if it were an original signature; provided, that at the request of any Party, all Parties will exchange counterparts of this Agreement and such other documents which contain original signatures; and provided, further, that failure to exchange original signatures will not in any way affect the validity and binding nature of the facsimile, telecopy or photocopy of the original signatures.

         10.11 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, no Person which is not a Party will have any right or obligation pursuant to this Agreement.

         10.12 Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         10.13 Merger and Integration. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement.

         10.14 Press Releases. No Party will issue any press releases or make any public announcements of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by the Sellers and Purchaser; except that each Party will in any event have the right to issue any such release or statement upon advice of its counsel that such issuance is required in order to comply with applicable law or stock exchange rules so long as such party determines in good faith that it is necessary to do so and uses its reasonable best efforts to agree upon the content of the proposed disclosure in advance.

         10.15 Expenses. The Purchaser will be solely responsible for and bear all its own expenses (including the expenses of legal counsel, accountants and other advisers), and the Sellers will jointly and severally be responsible for and bear all expenses (including the expenses of legal counsel, accountants and other advisers)of the Cumberland Parties incurred at any time in connection with the pursuing, negotiating or consummating the transactions contemplated by, this Agreement and any and all documents executed, delivered or filed in connection herewith. None of the expenses of any Cumberland Parties (including Advisors) will be borne by Advisors.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

The Sellers:                              SHELDON E. GOLDBERG:


                                          -------------------------------------

                                          SUZANNE N. GREENBERG:

                                          -------------------------------------


                                          DAVID R. KOTOK:

                                          -------------------------------------


Advisors:                                 CUMBERLAND ADVISORS


                                          By:----------------------------------


                                          By:----------------------------------


                                          By:----------------------------------
                                          Its General Partners


RBC:                                      RYAN BECK & CO., INC.


                                          By:----------------------------------
                                          Name:
                                          Title:

Newco:                                    CUMBERLAND ADVISORS, INC.


                                          By:----------------------------------
                                          Name:
                                          Title:

                               INDEX TO EXHIBITS

EXHIBIT A - OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

EXHIBIT B - RESERVED

EXHIBIT C - RESERVED

EXHIBIT D - TERMS AND CONDITIONS FOR REPAYMENT OF RETURNED AMOUNTS

EXHIBIT E - IDENTIFICATION  OF EXPENSES AND PRICES FOR CORPORATE LEVEL SERVICES
            TO BE PROVIDED TO THE IA BUSINESS

EXHIBIT F - KOTOK EMPLOYMENT AGREEMENT

EXHIBIT F-1 - SECOND KOTOK EMPLOYMENT AGREEMENT

EXHIBIT G - GREENBERG EMPLOYMENT AGREEMENT

EXHIBIT H - GOLDBERG CONSULTING AGREEMENT

EXHIBIT I - FORM OF OPINION OF SELLERS' COUNSEL

EXHIBIT J - FORM OF OPINION OF PURCHASER'S COUNSEL

                                    EXHIBIT A

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

Directors (5):
David R. Kotok
Suzanne N. Greenberg
Leonard Stanley
Ben Plotkin or Larry Cohn (selection to be made by RBC)
Matthew Naula

Officers:

David R. Kotok  President
Suzanne N. Greenberg               Senior Vice President
Daisy Lopez                        Vice President

Other Officers are to be named later

                                    EXHIBIT D

             TERMS AND CONDITIONS FOR REPAYMENT OF RETURNED AMOUNTS


                  a. None of the Returnable Amount of the Initial Cash Payment must be repaid as a Returned Amount hereunder if cumulatively $1,500,000 of pre-tax income (as the same may be adjusted as set forth below, the "Base Amount of Income") is delivered during the three Years following the Closing. Pre-tax income will be deemed to be delivered as follows:

         (i)      IA Income; plus
         (ii)     MMB Income; plus
         (iii) $50,000 per Year (agreed upon net pre-tax income from rent reduction on the Vineland Office)

         (The calculation of cumulative pre-tax income delivery during the three Years following the Closing is to be made without regard to whether either or both of the IA Benchmark or the MMB Benchmark are met in any Year.)

                  b. If cumulatively less than the Base Amount of Income is delivered during the three Years following the Closing, then a percentage of the Returnable Amount will be repaid by the Sellers at the end of Year 3, with that percentage equal to the percentage of the Base Amount of Income which was not delivered. For example, assuming a $1,500,000 Base Amount of Income, if $1,230,000 (i.e., 82% of $1,500,000) of pre-tax income is delivered during the three Years, then 18% of the Returnable Amount (i.e.,, 18% of $600,000, or $108,000) shall be repaid by the Sellers in equal shares to Purchaser (i.e., each of the three Sellers shall repay the Purchaser $36,000).

                  c. The Base Amount of Income shall be adjusted if the employment or consultancy of any one or more Sellers is terminated by RBC or Newco without "cause" or by voluntary resignation with "good reason" prior to the end of Year 3. Upon such termination by RBC or Newco without cause or by voluntary resignation with good reason, the Base Amount of Income shall be adjusted by subtracting therefrom an amount equal to {$1,500,000, multiplied by the number of days remaining from the date of termination to the end of Year 3, divided by the total number of days in Years 1, 2 and 3}, multiplied by 50% if Kotok's employment is so terminated, multiplied by 22% if Goldberg's employment is so terminated, or multiplied by 28% if Greenberg's consultancy is so terminated.

                  d. Notwithstanding the foregoing, and regardless of the achievement of any benchmark, any Seller who dies or is disabled prior to the end of Year 3 shall (or his or her estate or representative shall), at the end of Year 3, repay that portion of his or her portion of the Returnable Amount which is the lesser of (x) the amount such Seller is obligated to repay under paragraphs (a) or (b) above, whichever is applicable, based on the actual net pre-tax income delivered during the three Years following the Closing, or (y) the amount such Seller would have been obligated to repay under paragraphs (a) or (b) above, whichever is applicable, had the rate of net pre-tax income delivery during the period between the Closing and such Seller's death or disability continued through the remaining period between such death or disability and the end of Year 3.

                  e. As used in this Exhibit, the terms "IA Income" and "MMB Income" have the meanings given them in Section 1.6 of the Agreement to which this Exhibit is attached.

                  f. Amounts due to be repaid hereunder shall be due and payable immediately upon determination of the repayment requirement and written notice thereof from Purchaser to the Seller(s). Purchaser shall be entitled to offset any amounts otherwise due to any Seller who does not honor such repayment obligation, and to retain any RBC Common Stock held by it for the benefit of such Seller as collateral for such obligation. Purchaser may apply such retained RBC Common Stock against such repayment obligations (with such RBC Common Stock valued at its fair market value on the date of such application).

                                    EXHIBIT E

                      IDENTIFICATION OF EXPENSES AND PRICES
                                       FOR
           CORPORATE LEVEL SERVICES TO BE PROVIDED TO THE IA BUSINESS


      Compliance Support will be provided on an as needed basis and will be reviewed and agreed upon by both parties before billing.

      Information Systems/Data Processing support will be provided on an as needed basis and will be reviewed and agreed upon by both parties before billing.

      Accounting Support will be provided to include Accounts Payable, Account Reconciliation, Bank Reconciliations, Financial Statement Preparation, and Audit Review. The annual cost for these services will be $7,500 for 1998, $12,000 for 1999 and $12,500 for 2000.

      Human Resources Support will be provided to administer all of the following items at a cost of $4,000 for 1998, $10,000 for 1999 and $10,400 for 2000, adjusted annually to reflect any increase or decrease in CAI's staff. In addition, the actual costs for the following items will be billed to CAI:

                  -   Salary (all wages)
                  -   Payroll taxes
                  -   401K
                  -   Medical
                  -   Dental
                  -   Employee Assistance Program
                  -   Life Insurance
                  -   Short Term Disability
                  -   Long Term Disability


Profit sharing costs will not be billed to CAI for purposes of calculating "Business Expenses," as that term is used in this Agreement. However, the term "Business Expenses" is used solely for the purpose of making the calculations required by this Agreement and is not intended to affect the calculation of profit and loss or any other financial accounting calculation to be made by RBC or the Surviving Corporation with respect to their respective businesses following the Closing. The parties understand that profit-sharing costs will be billed to CAI for financial accounting purposes.

                                    EXHIBIT F

                           KOTOK EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of February 28, 1998, by and among David R. Kotok ("Executive"), Ryan, Beck & Co., Inc., a New Jersey corporation ("RBC"), and Cumberland Advisors, Inc. a New Jersey corporation and wholly-owned subsidiary of RBC ("CAI").

         1. CAI was formed by RBC to acquire by merger Cumberland Advisors, a New Jersey general partnership ("Old CAI") pursuant to the Merger Agreement (the "Merger Agreement") dated as of February 9, 1998, by and among Executive, Suzanne N. Greenberg and Sheldon E. Goldberg (the "Sellers"), RBC, CAI and Old CAI.

         2. Through the date hereof, Executive has been a partner of Old CAI.

         3. CAI wishes to assure itself of the continued services of Executive, upon the terms and conditions set forth in this Agreement, and Executive is willing to accept such employment and enjoy the benefits provided by this Agreement.

         4. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Merger Agreement.

         Accordingly, the parties agree as follows:

         1.       Employment, Title, Duties and Term.

         1.1 Employment; Title; Duties. Subject to the terms and conditions of this Agreement, CAI agrees to employ Executive during the term of employment set forth in Section 1.2 below. Executive shall serve as President of CAI, shall be responsible for the day-to-day management and operations of CAI and shall have such powers and perform such duties, consistent with such executive capacity, as may be assigned or delegated to him from time to time by the Board of Directors of CAI (the "Board of Directors"). Executive shall have the authority to hire employees of CAI, set their salary and make purchases within the parameters of CAI's annual operating and capital budget, which budget shall be subject to review and approval by the Board of Directors and by RBC. Executive's primary office shall be located in Vineland, New Jersey unless Executive, CAI and RBC mutually agree to change such location. RBC shall cause Executive to be nominated for election by RBC's shareholders to serve as a director of RBC during the Employment Period. If elected, Executive shall serve as a director of RBC. Executive shall not be entitled to receive any fees or other compensation in addition to the compensation specifically set forth herein for serving as a director, board committee member or officer of CAI, RBC or any of their respective subsidiaries or affiliates. Executive accepts such employment and agrees to perform all such services faithfully and diligently, and to discharge the responsibilities thereof to the best of his ability. Executive shall devote his full business time and attention and energies to the duties of his employment, provided, that Executive may engage in one or more of the activities described in Schedule 1 hereto during his term of employment hereunder. Notwithstanding the foregoing, RBC and Executive may, by mutual agreement, arrange for Executive to perform consulting or other services for entities other than CAI in exchange for compensation other than that provided for hereunder.

         1.2 Term. The term of employment of Executive under this Agreement (the "Employment Period") shall begin on the first day of Year 1 and end on the last day of Year 3, unless otherwise terminated in accordance with the provisions set forth in Section 4 below. (A "Year" (when the term is capitalized) will have the meaning given to it in the Merger Agreement.) Near the end of Year 3, the parties will negotiate in good faith with respect to extending the term for a fourth and fifth Year.

         2. Base Salary. In consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, CAI will pay Executive, in accordance with its normal practices, a Base Salary for each Year (the "Base Salary"), which shall be $300,000 in Year 1. The Base Salary will be readjusted following Year 1 so that for each successive Year the Base Salary will equal $600,000 multiplied by a fraction the numerator of which is the amount of IA Revenues attributed to Executive for the prior Year and the denominator is the amount of IA Revenues attributable to the three Principals (including Executive) for the prior Year. (In each instance in this Agreement when a determination must be made as to the attribution of a percentage of IA Revenues to Executive, such attribution shall be made by the Board of Directors of CAI; provided, that the Board of Directors shall abide by any unanimous agreement of the Sellers (or their respective estates) as to such attribution, which agreement is evidenced by a writing signed by all Sellers (or their respective estates) and delivered to the Board of Directors of RBC.)

         3.       Bonus Payment and Other Benefits.

         3.1 Bonus  Payment.  In  addition to the Base  Salary  provided  for in
Section 2 above, CAI will pay to Executive, in accordance with its normal bonus payment schedule (but in any event no later than 90 days after the Year for which the Bonus is payable), a payment (a "Bonus Payment") equal to 35% of the IA Revenues attributed to Executive above $850,000 (if any) during the Year for which the Bonus is payable. If Executive's employment with CAI is terminated (for any reason other than voluntary resignation or termination for cause) prior to the end of the Year for which the Bonus is payable, Executive's Bonus Payment for such Year will be equal to 35% of the IA Revenues attributed to Executive above {$850,000 multiplied by a fraction, the numerator of which is the number of days Executive was employed in such Year and the denominator of which is 365} (if any) during the Year for which the Bonus is payable. In the event of voluntary resignation or termination for "cause" (as defined in Section 4.4 hereof), Executive shall receive no Bonus Payment with respect to the Year in which the termination occurs. Any Bonus Payment with respect to any Year in which Executive's employment with CAI terminates and which Executive is entitled to receive under this Section shall be paid in full in cash at the earlier of
(a) 90 days after such Year ends or (b) the same time that the remaining senior executives of CAI receive their bonus payments with respect to such Year.

         3.2 Other Benefits. During the Employment Period, Executive shall be entitled to additional benefits (and participation in plans or policies) as described on Schedule 4 hereto, which schedule also sets forth Executive's dates of service for purposes the plans listed thereon.

         3.3 Reasonable Business Expenses. Executive is expected and is authorized to incur reasonable expenses in the performance of his duties hereunder, including such expenses for the promotion of the business of CAI and RBC as entertainment, travel, and similar business expenses incurred in the performance of his duties as allowed in RBC's Expense Policy. CAI shall reimburse the Executive for all such expenses promptly upon periodic presentation by Executive of an itemized account with documentation of such expenses.

         3.4 Vacation. Executive shall be entitled to annual vacation (without deduction of salary or other compensation) in accordance with RBC's vacation policy for employees in effect from time to time, but in no event less than four weeks, such vacation to be taken at such time or times during such Year as may reasonably be mutually agreed upon between the Executive and the Board of Directors.

         3.5 Directors' and Officers' Insurance. Executive shall be entitled to coverage under any directors' and officers' insurance policy which RBC provides for its own directors and officers.

         4.       Termination of Employment.

         4.1 Death or Permanent Disability of Executive. Executive's employment hereunder shall terminate upon his death. In addition, CAI shall have the right to terminate Executive's employment hereunder if and when Executive becomes permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by CAI or RBC for the benefit of Executive and under which the Executive is entitled to benefits.

         4.2 Termination Without Cause Or Termination by Voluntary Resignation with Good Reason. CAI, by written notice to Executive at any time, shall also have the right to terminate Executive's employment without cause for any reason, subject to Section 4.6. If CAI assigns Executive to a primary office located outside of Vineland New Jersey, and does so despite Executive's written objection which is delivered to RBC and to the Board of Directors within ten days of Executive's being informed of such assignment and which written objection is not subsequently withdrawn, this shall be deemed "Good Reason" for Executive to resign hereunder and any resignation by Executive within six months after such written objection is delivered shall have the same effect as a termination of Executive by CAI without cause under this Section 4.2.

         4.3 Termination by Voluntary Resignation without Good Reason. The parties agree that Executive has the right to resign voluntarily and that such resignation shall not constitute a breach of this agreement.

         4.4 Termination for Cause. CAI, by written notice to Executive, specifying in reasonable detail the reasons therefor authorized by the Board of Directors, may terminate Executive's employment for "cause". The term "cause" shall include any of the following: (i) gross negligence, (ii) gross insubordination, (iii) material violations of any regulatory compliance rules,
(iv) failure to diligently perform the duties of Executive specified hereunder or specified by the Board of Directors, (v) misappropriation by Executive of funds or property of any RBC Affiliate, (vi) any breach of any provision of
Section 5 or Section 6 of this Agreement; (vii) a felony conviction of Executive, or (viii) failure of Executive to have all licenses and permits necessary to act as an investment adviser. CAI shall not terminate Executive's employment for "cause" under clauses (i), (ii), (iii) or (iv) above without first giving the Executive written notice and a reasonable opportunity to take corrective action; provided, that in no event will CAI be obligated to give the Executive more than 30 days to take corrective action.

         4.5 Compensation and Benefits Upon Death or Permanent Disability. In the event of termination of Executive's employment pursuant to Section 4.1, CAI shall pay to Executive (i) the unpaid salary and vacation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date; and (ii) Executive's Bonus Payment calculated in accordance with Section 3.1 above for the Year in which such termination occurs, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

         4.6  Compensation  and  Benefits  Upon  Termination  without  Cause  or
Termination by Voluntary Resignation with Good Reason. In the event of termination of Executive's employment pursuant to Section 4.2: (a) if the RBC Common Stock which the Executive received in connection with the Merger Agreement is not then freely tradeable by Executive without registration under the Securities Act, then RBC shall provide Executive with the right (exercisable for a period of five years) to demand registration of all, but not less than all, the shares of RBC Common Stock which are not at the time of demand subject to forfeiture pursuant to the Merger Agreement, on the terms and conditions set forth on Schedule 3 hereto; and (b) CAI shall pay to Executive (i) the unpaid salary and vacation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date; and (ii) Executive's Bonus Payment calculated in accordance with Section 3.1 above for the Year in which such termination occurs, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

         4.7 Compensation and Benefits Upon Voluntary Resignation without Good Reason or Termination for Cause . In the event of termination of Executive's employment pursuant to Sections 4.3 or 4.4, CAI shall pay to Executive the unpaid salary and vacation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

         4.8 Payments after Termination or Resignation. In the event that Executive's employment with CAI terminates for any reason, any Bonus Payment which Executive is entitled to receive pursuant to either Section 4.5 or 4.6 with respect to the Year in which Executive's employment with CAI terminates shall be paid in full in cash at the earlier of (a) 90 days after such Year ends or (b) the same time that the remaining senior executives of CAI receive their bonus payments with respect to such Year. All other payments which Executive is entitled to receive pursuant to either Section 4.5, 4.6 or 4.7 shall be made within 45 days after the date of termination or resignation.

         5. Confidential Information. During the term of employment under this Agreement, Executive will have access to and become acquainted with confidential proprietary information of CAI, including without limitation, compilations of information and records (including client information and records), owned by CAI (collectively, "Confidential Information"). Executive shall not, directly or indirectly, disclose to any other person or entity or use for the benefit of any other person or entity, any of CAI's Confidential Information (including without limitation any client lists or other confidential information relating to CAI's business), either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by CAI. In furtherance and not in limitation of the foregoing, during the term of employment under this Agreement, Executive will abide by all policies and procedures of CAI regarding use of confidential information. All files, records, documents, equipment and similar items relating to the business of CAI, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of CAI, and if removed from the premises of CAI shall be immediately returned to CAI upon any termination of his employment. In this Section 5, the term "CAI" shall include any firm or corporation directly or indirectly controlling or controlled by CAI or under common control with CAI.

         6.       Agreement Not to Solicit or Compete.

         6.1 Nonsolicitation and Noncompetition. Except as specifically provided on Schedule 2 hereto, and subject to the following sentence, Executive will not, individually or through an agent, for himself or on behalf of another, as an employee, director, owner, partner, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, during the Non-Compete Period (as defined below): (a) solicit or induce any clients of CAI to terminate or reduce their respective relationships with RBC or CAI, (b) accept any Business from any clients of CAI, or enter into a Business relationship with any such clients unless (i) Executive continues to be employed by CAI during the Non-Compete Period; and (ii) all compensation from such clients during the Non-Compete Period shall accrue to CAI; (c) solicit any person then employed by CAI to terminate such employment; or (d) permit Executive's name to be used by or participate (other than through ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or on NASDAQ) in any business or enterprise which is competitive with the Business (as determined on the date of this Agreement and the Closing Date) and which is located in the United States. Notwithstanding the foregoing, the restrictions in clauses (a), (b) and (d) of the preceding sentence shall not apply after the earlier to occur of (i) the fifth anniversary of the Closing Date or (ii) the termination of Executive's employment by CAI without cause or by voluntary resignation with Good Reason. Any written notice or oral presentation made jointly by CAI and the Executive during the Non-Compete Period shall not be deemed to violate any provision of this Section 6.1. In this Section 6.1 the term "Non-Compete Period" means the period beginning on the date hereof and ending on the later to occur of (x) the fifth anniversary of the Closing Date or (y) the second anniversary of the termination (for any reason) of Executive's employment with the RBC Affiliates; provided, however, that if at the end of Year 3 Executive is employed hereunder and RBC has not offered to extend this Agreement for Year 4 and Year 5 on terms substantially as favorable to Executive as the terms herein, then the Non-Compete Period shall end at the end of Year 3. In this Section 6.1 the term "Business" means the IA Business. In this Section 6.1 the term "CAI" shall include CAI, any successor in interest to the business of CAI, and any firm or corporation directly or indirectly controlling or controlled by CAI (or such successor in interest) or under common control with CAI (or such successor in interest) and engaged in the investment management or investment advisory business. Executive agrees that the covenants set forth in this Section 6.1 are reasonable with respect to duration, geographical area and scope.

         6.2 Independent Covenants. The covenants of Executive set forth in this
Section 6 shall be construed as independent covenants and the existence of any claim, demand, action, or cause of action of Executive against CAI or any other RBC Affiliate, whether predicated upon this Agreement or otherwise, other than the failure of RBC to pay amounts due and owing to Executive hereunder or under the Merger Agreement for a period of 30 days following written notice from Executive to RBC specifying such amounts due and specifically referring to this
Section 6.2, shall not constitute a defense to the enforcement by CAI or RBC of any of the covenants contained in this Section 6.

         6.3  Severability.  In the event  that any of the  subsections  of this
Section 6 shall be deemed by any court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, then any such subsection or subsections shall not be deemed to be void, but shall be deemed to be automatically amended so as to comply with applicable law. In the event that any of the subsections of this Section 6 shall be deemed by any court of competent jurisdiction to be wholly or partially invalid, such determination shall not affect the binding effect of the other subsections of this Section 6 or of any of the other provisions of this Agreement.

         7, Injunctive Relief Executive acknowledges that the damage to CAI resulting from a breach of the obligations of trust and confidence set forth in Sections 5 and 6 hereof may cause irreparable injury to CAI, and Executive hereby agrees and consents to the entry of an injunction by any court of competent jurisdiction, enjoining him from violating any term or terms of this Agreement, and such injunctive relief may be granted without the necessity of proving actual damages. Such injunctive relief, however, shall be in addition to any other remedies provided by law, in equity or otherwise, to CAI.

         8. Entire Agreement. Except as otherwise provided in this Agreement and the separate employment agreement between Executive, RBC and CAI with respect to Consulting, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement. Specifically, Executive acknowledges that no commitment has been made by RBC or CAI to him with respect to any employment beyond the term of this Agreement (whether ending by lapse of time or earlier termination pursuant to its terms) or with respect to any benefits not expressly set forth in this Agreement.

         9. Notices. All demands, notices and communications provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section 9. Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

If to Executive:                      David R. Kotok
                                      2991 East Chestnut Avenue, Apt. B-19
                                      Vineland, NJ 08361
                                      Tel.: (609) 794-2213 or
                                      Tel.: (609) 692-6690
                                      Fax: (609) 692-1379

and to                                David R. Kotok
                                      614 Landis Avenue
                                      Vineland, NJ 08360

with a copy to:                       Richard N. Weiner, Esq.
                                      Pelino & Lentz
                                      One Liberty Place, 32nd Floor
                                      1650 Market Street
                                      Philadelphia, PA 19103-7393
                                      Tel.: (215) 246-3135
                                      Fax: (215) 665-1536

If to CAI or RBC:                     Ryan, Beck & Co.
                                      220 South Orange Avenue
                                      Livingston, NJ 07039-5817
                                      Tel.: (973) 597-6000
                                      Fax: (973) 597-6414
                                      Attn.: Leonard Stanley

with a copy to:                       Ronald H. Janis , Esq.
                                      Pitney Hardin Kipp & Szuch
                                      By Mail:
                                      P.O. Box 1945
                                      Morristown, NJ 07962-1945
                                      Delivery:
                                      200 Campus Drive
                                      Florham Park, NJ 07932-0950
                                      Tel.: (973) 966-8263
                                      Fax: (973) 966-1550

         10. Amendment; Waiver. This Agreement may be amended and any right or claim hereunder waived, only by a written instrument signed by Executive, CAI and RBC. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual or entity not a party to this Agreement.

         11. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New Jersey to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         12. Arbitration. Any controversy or claim, directly or indirectly, arising out of or relating to this Agreement, will be submitted to and settled by arbitration conducted in Morristown, New Jersey in accordance with the rules and procedures then existing under the Commercial Arbitration Rules of the American Arbitration Association, provided that notwithstanding anything to the contrary contained in such Rules: (a) a panel of three arbitrators will be used, with one arbitrator chosen by CAI and RBC, one arbitrator chosen by Executive and the third arbitrator chosen by the other two arbitrators; (b) the decision in writing of a majority of the arbitrators on the panel will be final, conclusive, and binding on all parties hereto who had notice of such arbitration and an opportunity to participate therein, whether or not such party so participated; and (c) the arbitrators will not award any punitive damages except in the case of intentional fraud. The determination of the panel of arbitrators will be final, binding and nonappealable, except that any determination that there has been intentional fraud, and any award of punitive damages, will be appealable in any court having jurisdiction. Judgment upon any binding decision rendered by such panel may be entered in any court having jurisdiction. Any and all reasonable travel expenses incurred by Executive in connection with such arbitration will be reimbursed by CAI and RBC. The Parties intend that the arbitrators use reasonable efforts to limit the nature, scope and timing of any discovery which they permit in connection with any arbitration so that neither the duration nor the expense of the arbitration will be unduly burdensome on any party. Notwithstanding the foregoing, any determination of the arbitrators with respect to discovery will be binding on the parties.

         13. Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         14. Assignment; Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by one party without the consent of the others, except that (i) this Agreement shall be binding upon and inure to the benefit of any successor or successors of CAI or RBC, whether by merger, consolidation, sale of assets or otherwise, and reference herein to CAI and RBC shall be deemed to include any such successor or successors, and (ii) this Agreement is freely assignable by either CAI or RBC to any corporation or entity controlling, controlled by, or under common control with, RBC.

         15. Guarantee of Payment by RBC. RBC hereby agrees to guarantee all payments due hereunder from CAI to Executive.

         16. Counterparts; Facsimile Signatures. The parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument. A facsimile, telecopy or photocopy of an original signature of the any party appearing on this Agreement will be valid and binding on such Party as if it were an original signature; provided, that at the request of any party, all parties will exchange counterparts of this Agreement which contain original signatures; and provided, further, that failure to exchange original signatures will not in any way affect the validity and binding nature of the facsimile, telecopy or photocopy of the original signatures.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                      DAVID R. KOTOK:

                                      -----------------------------------------



                                      CUMBERLAND ADVISORS, INC.


                                      By:--------------------------------------
                                      Name:
                                      Title:


                                      RYAN BECK & CO., INC.


                                      By:--------------------------------------
                                      Name:
                                      Title:


Schedule 1 - Other activities which may be engaged in during the term of the Agreement Schedule 2 - Specific exceptions to non-solicit and non-compete covenants Schedule 3 - Terms and conditions of registration rights Schedule 4 - Benefits and plans

                                 David R. Kotok
                              Employment Agreement

                                   Schedule 1


Landis Sewage Authority - part-time staff advisor

Kotok Building Corp. - President - family business which owns and manages commercial real estate in Vineland, New Jersey

Cumbernet News - Director and part owner - developing Internet newspaper

Cumberland News - weekly columnist

Various publishers - occasional contributor

                                 David R. Kotok
                              Employment Agreement

                                   Schedule 2

Partner Contracts
List of Family-Related Accounts

Pearl C. & Charles J. Hacker
Rachel Prizant Kotok
David Kotok c/f Mitchell
Sarah Beth Kotok
David R. Kotok - IRA
Sharon Kotok - IRA
David R. Kotok
Kotok Building Corp.
Ethel Kesler

                                   EXHIBIT F-1

                        SECOND KOTOK EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of February 28, 1998, by and among David R. Kotok ("Executive"), Ryan, Beck & Co., Inc., a New Jersey corporation ("RBC"), and Cumberland Advisors, Inc. a New Jersey corporation and wholly-owned subsidiary of RBC ("CAI").

         1. CAI was formed by RBC to acquire by merger Cumberland Advisors, a New Jersey general partnership ("Old CAI") pursuant to the Merger Agreement (the "Merger Agreement") dated as of February 9, 1998, by and among Executive, Suzanne N. Greenberg and Sheldon E. Goldberg (the "Sellers"), RBC, CAI and Old CAI.

         2. Pursuant to the Merger Agreement, Executive has contributed to CAI the business (the "Consulting Business") formerly currently conducted by Cumberland Consulting, a sole proprietorship owned by Executive ("Consulting") and is entering into this Agreement.

         3. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the employment agreement between the parties hereto relating to the businesses of CAI other than the Consulting Business (the "Primary Agreement"), and if such terms are not defined therein, then the meanings set forth in the Merger Agreement.

         Accordingly, the parties agree as follows:

         1. Operation of Consulting Business. CAI intends to operate the Consulting Business as a division of CAI. CAI shall keep its books and records so that the financial results of the Consulting Business can be determined as though it were a stand-alone business, and the revenues (or losses, if any) of either the IA Business or the MMB Business shall not be counted in determining the revenues (or losses, if any) of the Consulting Business for purposes of the calculations called for by this Agreement.

         2. Employment; Duties. CAI shall employ Executive hereunder during the term of employment set forth in the Primary Agreement. A termination of the Primary Agreement shall be deemed a termination of this Agreement. Executive shall have no additional title than the title he is given pursuant to the Primary Agreement. Executive shall be responsible for the day-to-day management and operations of the Consulting Business. Executive accepts such employment and agrees to perform all such services faithfully and diligently, and to discharge the responsibilities thereof to the best of his ability.

         3. Bonus Payment. Except as set forth below, Executive shall receive no compensation or benefits hereunder, but shall be compensated solely pursuant to the Primary Agreement. CAI shall pay to Executive a payment (a "Bonus Payment") equal to 35% of the Consulting Revenues during the Year for which the Bonus is payable. The term "Consulting Revenues" means the revenues derived by CAI from the Consulting Business, less the expenses of CAI attributable to the Consulting Business, in each case as determined in good faith by Executive, with such determination subject to review and revision by the Board of Directors of CAI. If Executive's employment with CAI is terminated (for any reason other than voluntary resignation or termination for cause) prior to the end of the Year for which the Bonus is payable, Executive's Bonus Payment for such Year will be equal to 35% of the Consulting Revenues attributed to Executive during the (partial) Year for which the Bonus is payable. In the event of voluntary resignation or termination for "cause" (as defined in Section 4.4 of the Primary Agreement), Executive shall receive no Bonus Payment with respect to the Year in which the termination occurs. All Bonus Payments hereunder, whether during or after Executive's employment hereunder, shall be paid in accordance with the provisions regarding timing of bonus payments set forth in the Primary Agreement.

         4. Entire Agreement. Except as otherwise provided in this Agreement and the Primary Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement. Specifically, Executive acknowledges that no commitment has been made by RBC or CAI to him with respect to any employment beyond the term of this Agreement (whether ending by lapse of time or earlier termination pursuant to its terms) or with respect to any benefits not expressly set forth in this Agreement.

         5. Miscellaneous. Sections 9 through 15 of the Primary Agreement are incorporated by reference herein as though reproduced herein in full, with the term "Agreement" used therein referring to this Agreement.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                    DAVID R. KOTOK:

                                    -------------------------------------------



                                    CUMBERLAND ADVISORS, INC.


                                    By:----------------------------------------
                                    Name:
                                    Title:


                                    RYAN BECK & CO., INC.


                                    By:----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT G


                         GREENBERG EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of February 28, 1998, by and among Suzanne N. Greenberg ("Executive"), Ryan, Beck & Co., Inc., a New Jersey corporation ("RBC"), and Cumberland Advisors, Inc. a New Jersey corporation and wholly-owned subsidiary of RBC ("CAI").

         1. CAI was formed by RBC to acquire by merger Cumberland Advisors, a New Jersey general partnership ("Old CAI") pursuant to the Merger Agreement (the "Merger Agreement") dated as of February 9, 1998, by and among Executive, David
R. Kotok and Sheldon E. Goldberg (the "Sellers"), RBC, CAI and Old CAI.

         2. Through the date hereof, Executive has been a partner of Old CAI.

         3. CAI wishes to assure itself of the continued services of Executive, upon the terms and conditions set forth in this Agreement, and Executive is willing to accept such employment and enjoy the benefits provided by this Agreement.

         4. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Merger Agreement.

         Accordingly, the parties agree as follows:

         1.       Employment, Title, Duties and Term.

         1.1 Employment; Title; Duties. Subject to the terms and conditions of this Agreement, CAI agrees to employ Executive during the term of employment set forth in Section 1.2 below. Executive shall serve as Senior Vice President of CAI and shall have such powers and perform such duties, consistent with such executive capacity, as may be assigned or delegated to her from time to time by the President or by the Board of Directors of CAI (the "Board of Directors"). Executive shall not be entitled to receive any fees or other compensation in addition to the compensation specifically set forth herein for serving as a director, board committee member or officer of CAI, RBC or any of their respective subsidiaries or affiliates. Executive accepts such employment and agrees to perform all such services faithfully and diligently, and to discharge the responsibilities thereof to the best of her ability. Executive shall devote her full business time and attention and energies to the duties of her employment, provided, that Executive may engage in one or more of the activities described in Schedule 1 hereto during her term of employment hereunder. Notwithstanding the foregoing, RBC and Executive may, by mutual agreement, arrange for Executive to perform consulting or other services for entities other than CAI in exchange for compensation other than that provided for hereunder.

         1.2 Term. The term of employment of Executive under this Agreement (the "Employment Period") shall begin on the first day of Year 1 and end on the last day of Year 3, unless otherwise terminated in accordance with the provisions set forth in Section 4 below. (A "Year" (when the term is capitalized) will have the meaning given to it in the Merger Agreement.) Near the end of Year 3, the parties will negotiate in good faith with respect to extending the term for a fourth and fifth Year.

         2. Base Salary. In consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, CAI will pay Executive, in accordance with its normal practices, a Base Salary for each Year (the "Base Salary"), which shall be $168,000 for Year 1. The Base Salary will be readjusted following Year 1 so that for each successive Year the Base Salary will equal $600,000 multiplied by a fraction the numerator of which is the amount of IA Revenues attributed to Executive for the prior Year and the denominator is the amount of IA Revenues attributable to the three Principals (including Executive) for the prior Year. (In each instance in this Agreement when a determination must be made as to the attribution of a percentage of IA Revenues to Executive, such attribution shall be made by the Board of Directors of CAI; provided, that the Board of Directors shall abide by any unanimous agreement of the Sellers (or their respective estates) as to such attribution, which agreement is evidenced by a writing signed by all Sellers (or their respective estates) and delivered to the Board of Directors of RBC.)

         3.       Bonus Payment and Other Benefits.

         3.1 Bonus  Payment.  In  addition to the Base  Salary  provided  for in
Section 2 above, CAI will pay to Executive, in accordance with its normal bonus payment schedule (but in any event no later than 90 days after the Year for which the Bonus is payable), a payment (a "Bonus Payment") equal to 35% of the IA Revenues attributed to Executive above $476,000 (if any) during the Year for which the Bonus is payable. If Executive's employment with CAI is terminated (for any reason other than voluntary resignation or termination for cause) prior to the end of the Year for which the Bonus is payable, Executive's Bonus Payment for such Year will be equal to 35% of the IA Revenues attributed to Executive above {$476,000 multiplied by a fraction, the numerator of which is the number of days Executive was employed in such Year and the denominator of which is 365} (if any) during the Year for which the Bonus is payable. In the event of voluntary resignation or termination for "cause" (as defined in Section 4.4 hereof), Executive shall receive no Bonus Payment with respect to the Year in which the termination occurs. Any Bonus Payment with respect to any Year in which Executive's employment with CAI terminates and which Executive is entitled to receive under this Section shall be paid in full in cash at the earlier of
(a) 90 days after such Year ends or (b) the same time that the remaining senior executives of CAI receive their bonus payments with respect to such Year.

         3.2 Other Benefits. During the Employment Period, Executive shall be entitled to additional benefits (and participation in plans or policies) as described on Schedule 4 hereto, which schedule also sets forth Executive's dates of service for purposes the plans listed thereon.

         3.3 Reasonable Business Expenses. Executive is expected and is authorized to incur reasonable expenses in the performance of her duties hereunder, including such expenses for the promotion of the business of CAI and RBC as entertainment, travel, and similar business expenses incurred in the performance of her duties as allowed in RBC's Expense Policy. CAI shall reimburse the Executive for all such expenses promptly upon periodic presentation by Executive of an itemized account with documentation of such expenses.

         3.4 Vacation. Executive shall be entitled to annual vacation (without deduction of salary or other compensation) in accordance with RBC's vacation policy for employees in effect from time to time, but in no event less than four weeks, such vacation to be taken at such time or times during such Year as may reasonably be mutually agreed upon between the Executive and the Board of Directors.

         3.5 Directors' and Officers' Insurance. Executive shall be entitled to coverage under any directors' and officers' insurance policy which RBC provides for its own directors and officers.

         4.       Termination of Employment.

         4.1 Death or Permanent Disability of Executive. Executive's employment hereunder shall terminate upon her death. In addition, CAI shall have the right to terminate Executive's employment hereunder if and when Executive becomes permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by CAI or RBC for the benefit of Executive and under which the Executive is entitled to benefits.

         4.2 Termination Without Cause Or Termination by Voluntary Resignation with Good Reason. CAI, by written notice to Executive at any time, shall also have the right to terminate Executive's employment without cause for any reason, subject to Section 4.6. If CAI assigns Executive to a primary office located outside of Vineland New Jersey, and does so despite Executive's written objection which is delivered to RBC and to the Board of Directors within ten days of Executive's being informed of such assignment and which written objection is not subsequently withdrawn, this shall be deemed "Good Reason" for Executive to resign hereunder and any resignation by Executive within six months after such written objection is delivered shall have the same effect as a termination of Executive by CAI without cause under this Section 4.2.

         4.3 Termination by Voluntary Resignation without Good Reason. The parties agree that Executive has the right to resign voluntarily and that such resignation shall not constitute a breach of this agreement.

         4.4 Termination for Cause. CAI, by written notice to Executive, specifying in reasonable detail the reasons therefor authorized by the Board of Directors, may terminate Executive's employment for "cause". The term "cause" shall include any of the following: (i) gross negligence, (ii) gross insubordination, (iii) material violations of any regulatory compliance rules,
(iv) failure to diligently perform the duties of Executive specified hereunder or specified by the Board of Directors, (v) misappropriation by Executive of funds or property of any RBC Affiliate, (vi) any breach of any provision of
Section 5 or Section 6 of this Agreement; (vii) a felony conviction of Executive, or (viii) failure of Executive to have all licenses and permits necessary to act as an investment adviser. CAI shall not terminate Executive's employment for "cause" under clauses (i), (ii), (iii) or (iv) above without first giving the Executive written notice and a reasonable opportunity to take corrective action; provided, that in no event will CAI be obligated to give the Executive more than 30 days to take corrective action.

         4.5 Compensation and Benefits Upon Death or Permanent Disability. In the event of termination of Executive's employment pursuant to Section 4.1, CAI shall pay to Executive (i) the unpaid salary and vacation earned by her before the date of termination as provided for in this Agreement, computed pro rata up to and including such date; and (ii) Executive's Bonus Payment calculated in accordance with Section 3.1 above for the Year in which such termination occurs, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

         4.6  Compensation  and  Benefits  Upon  Termination  without  Cause  or
Termination by Voluntary Resignation with Good Reason. In the event of termination of Executive's employment pursuant to Section 4.2: (a) if the RBC Common Stock which the Executive received in connection with the Merger Agreement is not then freely tradeable by Executive without registration under the Securities Act, then RBC shall provide Executive with the right (exercisable for a period of five years) to demand registration of all, but not less than all, the shares of RBC Common Stock which are not at the time of demand subject to forfeiture pursuant to the Merger Agreement, on the terms and conditions set forth on Schedule 3 hereto; and (b) CAI shall pay to Executive (i) the unpaid salary and vacation earned by her before the date of termination as provided for in this Agreement, computed pro rata up to and including such date; and (ii) Executive's Bonus Payment calculated in accordance with Section 3.1 above for the Year in which such termination occurs, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

         4.7 Compensation and Benefits Upon Voluntary Resignation without Good Reason or Termination for Cause. In the event of termination of Executive's employment pursuant to Sections 4.3 or 4.4, CAI shall pay to Executive the unpaid salary and vacation earned by her before the date of termination as provided for in this Agreement, computed pro rata up to and including such date, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

         4.8 Payments after Termination or Resignation. In the event that Executive's employment with CAI terminates for any reason, any Bonus Payment which Executive is entitled to receive pursuant to either Section 4.5 or 4.6 with respect to the Year in which Executive's employment with CAI terminates shall be paid in full in cash at the earlier of (a) 90 days after such Year ends or (b) the same time that the remaining senior executives of CAI receive their bonus payments with respect to such Year. All other payments which Executive is entitled to receive pursuant to either Section 4.5, 4.6 or 4.7 shall be made within 45 days after the date of termination or resignation.

         5. Confidential Information. During the term of employment under this Agreement, Executive will have access to and become acquainted with confidential proprietary information of CAI, including without limitation, compilations of information and records (including client information and records), owned by CAI (collectively, "Confidential Information"). Executive shall not, directly or indirectly, disclose to any other person or entity or use for the benefit of any other person or entity, any of CAI's Confidential Information (including without limitation any client lists or other confidential information relating to CAI's business), either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by CAI. In furtherance and not in limitation of the foregoing, during the term of employment under this Agreement, Executive will abide by all policies and procedures of CAI regarding use of confidential information. All files, records, documents, equipment and similar items relating to the business of CAI, whether prepared by Executive or otherwise coming into her possession, shall remain the exclusive property of CAI, and if removed from the premises of CAI shall be immediately returned to CAI upon any termination of her employment. In this Section 5, the term "CAI" shall include any firm or corporation directly or indirectly controlling or controlled by CAI or under common control with CAI.

         6.       Agreement Not to Solicit or Compete.

         6.1 Nonsolicitation and Noncompetition. Except as specifically provided on Schedule 2 hereto, and subject to the following sentence, Executive will not, individually or through an agent, for herself or on behalf of another, as an employee, director, owner, partner, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, during the Non-Compete Period (as defined below): (a) solicit or induce any clients of CAI to terminate or reduce their respective relationships with RBC or CAI, (b) accept any Business from any clients of CAI, or enter into a Business relationship with any such clients unless (i) Executive continues to be employed by CAI during the Non-Compete Period; and (ii) all compensation from such clients during the Non-Compete Period shall accrue to CAI; (c) solicit any person then employed by CAI to terminate such employment; or (d) permit Executive's name to be used by or participate (other than through ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or on NASDAQ) in any business or enterprise which is competitive with the Business (as determined on the date of this Agreement and the Closing Date) and which is located in the United States. Notwithstanding the foregoing, the restrictions in clauses (a), (b) and (d) of the preceding sentence shall not apply after the earlier to occur of (i) the fifth anniversary of the Closing Date or (ii) the termination of Executive's employment by CAI without cause or by voluntary resignation with Good Reason. Any written notice or oral presentation made jointly by CAI and the Executive during the Non-Compete Period shall not be deemed to violate any provision of this Section 6.1. In this Section 6.1 the term "Non-Compete Period" means the period beginning on the date hereof and ending on the later to occur of (x) the fifth anniversary of the Closing Date or (y) the second anniversary of the termination (for any reason) of Executive's employment with the RBC Affiliates; provided, however, that if at the end of Year 3 Executive is employed hereunder and RBC has not offered to extend this Agreement for Year 4 and Year 5 on terms substantially as favorable to Executive as the terms herein, then the Non-Compete Period shall end at the end of Year 3. In this Section 6.1 the term "Business" means the IA Business. In this Section 6.1 the term "CAI" shall include CAI, any successor in interest to the business of CAI, and any firm or corporation directly or indirectly controlling or controlled by CAI (or such successor in interest) or under common control with CAI (or such successor in interest) and engaged in the investment management or investment advisory business. Executive agrees that the covenants set forth in this Section 6.1 are reasonable with respect to duration, geographical area and scope.

         6.2 Independent Covenants. The covenants of Executive set forth in this
Section 6 shall be construed as independent covenants and the existence of any claim, demand, action, or cause of action of Executive against CAI or any other RBC Affiliate, whether predicated upon this Agreement or otherwise, other than the failure of RBC to pay amounts due and owing to Executive hereunder or under the Merger Agreement for a period of 30 days following written notice from Executive to RBC specifying such amounts due and specifically referring to this
Section 6.2, shall not constitute a defense to the enforcement by CAI or RBC of any of the covenants contained in this Section 6.

         6.3  Severability.  In the event  that any of the  subsections  of this
Section 6 shall be deemed by any court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, then any such subsection or subsections shall not be deemed to be void, but shall be deemed to be automatically amended so as to comply with applicable law. In the event that any of the subsections of this Section 6 shall be deemed by any court of competent jurisdiction to be wholly or partially invalid, such determination shall not affect the binding effect of the other subsections of this Section 6 or of any of the other provisions of this Agreement.

         7, Injunctive Relief Executive acknowledges that the damage to CAI resulting from a breach of the obligations of trust and confidence set forth in Sections 5 and 6 hereof may cause irreparable injury to CAI, and Executive hereby agrees and consents to the entry of an injunction by any court of competent jurisdiction, enjoining her from violating any term or terms of this Agreement, and such injunctive relief may be granted without the necessity of proving actual damages. Such injunctive relief, however, shall be in addition to any other remedies provided by law, in equity or otherwise, to CAI.

         8. Entire Agreement. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement. Specifically, Executive acknowledges that no commitment has been made by RBC or CAI to her with respect to any employment beyond the term of this Agreement (whether ending by lapse of time or earlier termination pursuant to its terms) or with respect to any benefits not expressly set forth in this Agreement.

         9. Notices. All demands, notices and communications provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section 9. Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

If to Executive:                      Suzanne N. Greenberg
                                      510 South 20th Street
                                      Philadelphia, PA 19146
                                      Tel.: (215) 735-3162 or
                                      Tel.: (609) 692-6690
                                      Fax: (609) 692-1379

and to                                Suzanne N. Greenberg
                                      614 Landis Avenue
                                      Vineland, NJ 08360

with a copy to:                       Richard N. Weiner, Esq.
                                      Pelino & Lentz
                                      One Liberty Place, 32nd Floor
                                      1650 Market Street
                                      Philadelphia, PA 19103-7393
                                      Tel.: (215) 246-3135
                                      Fax: (215) 665-1536

If to CAI or RBC:                     Ryan, Beck & Co.
                                      220 South Orange Avenue
                                      Livingston, NJ 07039-5817
                                      Tel.: (973) 597-6000
                                      Fax: (973) 597-6414
                                      Attn.: Leonard Stanley

with a copy to:                       Ronald H. Janis , Esq.
                                      Pitney Hardin Kipp & Szuch
                                      By Mail:
                                      P.O. Box 1945
                                      Morristown, NJ 07962-1945
                                      Delivery:
                                      200 Campus Drive
                                      Florham Park, NJ 07932-0950
                                      Tel.: (973) 966-8263
                                      Fax: (973) 966-1550

         10. Amendment; Waiver. This Agreement may be amended and any right or claim hereunder waived, only by a written instrument signed by Executive, CAI and RBC. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual or entity not a party to this Agreement.

         11. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New Jersey to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         12. Arbitration. Any controversy or claim, directly or indirectly, arising out of or relating to this Agreement, will be submitted to and settled by arbitration conducted in Morristown, New Jersey in accordance with the rules and procedures then existing under the Commercial Arbitration Rules of the American Arbitration Association, provided that notwithstanding anything to the contrary contained in such Rules: (a) a panel of three arbitrators will be used, with one arbitrator chosen by CAI and RBC, one arbitrator chosen by Executive and the third arbitrator chosen by the other two arbitrators; (b) the decision in writing of a majority of the arbitrators on the panel will be final, conclusive, and binding on all parties hereto who had notice of such arbitration and an opportunity to participate therein, whether or not such party so participated; and (c) the arbitrators will not award any punitive damages except in the case of intentional fraud. The determination of the panel of arbitrators will be final, binding and nonappealable, except that any determination that there has been intentional fraud, and any award of punitive damages, will be appealable in any court having jurisdiction. Judgment upon any binding decision rendered by such panel may be entered in any court having jurisdiction. Any and all reasonable travel expenses incurred by Executive in connection with such arbitration will be reimbursed by CAI and RBC. The Parties intend that the arbitrators use reasonable efforts to limit the nature, scope and timing of any discovery which they permit in connection with any arbitration so that neither the duration nor the expense of the arbitration will be unduly burdensome on any party. Notwithstanding the foregoing, any determination of the arbitrators with respect to discovery will be binding on the parties.

         13. Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         14. Assignment; Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by one party without the consent of the others, except that (i) this Agreement shall be binding upon and inure to the benefit of any successor or successors of CAI or RBC, whether by merger, consolidation, sale of assets or otherwise, and reference herein to CAI and RBC shall be deemed to include any such successor or successors, and (ii) this Agreement is freely assignable by either CAI or RBC to any corporation or entity controlling, controlled by, or under common control with, RBC.

         15. Guarantee of Payment by RBC. RBC hereby agrees to guarantee all payments due hereunder from CAI to Executive.

         16. Counterparts; Facsimile Signatures. The parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument. A facsimile, telecopy or photocopy of an original signature of the any party appearing on this Agreement will be valid and binding on such Party as if it were an original signature; provided, that at the request of any party, all parties will exchange counterparts of this Agreement which contain original signatures; and provided, further, that failure to exchange original signatures will not in any way affect the validity and binding nature of the facsimile, telecopy or photocopy of the original signatures.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                     SUZANNE N. GREENBERG:

                                     ------------------------------------------


                                     CUMBERLAND ADVISORS, INC.


                                     By:---------------------------------------
                                     Name:
                                     Title:


                                     RYAN BECK & CO., INC.


                                     By:---------------------------------------
                                     Name:
                                     Title:


Schedule 1 - Other activities which may be engaged in during the term of the Agreement Schedule 2 - Specific exceptions to non-solicit and non-compete covenants Schedule 3 - Terms and conditions of registration rights Schedule 4 - Benefits and plans

                              Suzanne N. Greenberg
                              Employment Agreement

                                   Schedule 1


None.

                              Suzanne N. Greenberg
                              Employment Agreement

                                   Schedule 2

Partner Contracts
List of Family-Related Accounts

Suzanne N. Greenberg - IRA
Charles R. Greenberg
Theodore N. Greenberg
Nona W. Wolf

                                    EXHIBIT H


                          GOLDBERG CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of February 28, 1998, by and among Sheldon E. Goldberg ("Goldberg"), Ryan, Beck & Co., Inc., a New Jersey corporation ("RBC"), and Cumberland Advisors, Inc. a New Jersey corporation and wholly-owned subsidiary of RBC ("CAI").

         1. CAI was formed by RBC to acquire by merger Cumberland Advisors, a New Jersey general partnership ("Old CAI") pursuant to the Merger Agreement (the "Merger Agreement") dated as of February 9, 1998, by and among Goldberg, Suzanne
N. Greenberg and David R. Kotok (the "Sellers"), RBC, CAI and Old CAI.

         2. Through the date hereof, Goldberg has been a partner of Old CAI.

         3. CAI wishes to assure itself of the services of Goldberg as a consultant, upon the terms and conditions set forth in this Agreement, and Goldberg is willing to provide such services and enjoy the benefits provided by this Agreement.

         4. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Merger Agreement.

         Accordingly, the parties agree as follows:

         1.       Consulting Duties and Term.

         1.1 Consulting Duties. Subject to the terms and conditions of this Agreement, CAI shall have the services of Goldberg as a consultant during the term set forth in Section 1.2 below. The parties acknowledge and agree that in performing services hereunder, Goldberg is and shall be treated as an independent contractor. Goldberg shall serve as a consultant to CAI and shall provide such consulting services and have such powers, consistent with his consulting capacity, as may be assigned to him from time to time by the President or the Board of Directors of CAI (the "Board of Directors"). Goldberg agrees to perform all such services faithfully and diligently, and to discharge the responsibilities thereof to the best of his ability. Goldberg is not required to devote his full business time and attention and energies to the duties of his consultancy, it being understood that Goldberg will be engaging in one or more of the activities described in Schedule 1 hereto during the term of his consultancy for CAI. Notwithstanding the foregoing, RBC and Goldberg may, by mutual agreement, arrange for Goldberg to perform consulting or other services for entities other than CAI in exchange for compensation other than that provided for hereunder.

         1.2 Term. The term of this Agreement (the "Consulting Period") shall begin on the first day of Year 1 and end on the last day of Year 3, unless otherwise terminated in accordance with the provisions set forth in Section 4 below. (A "Year" (when the term is capitalized) will have the meaning given to it in the Merger Agreement.) Near the end of Year 3, the parties will negotiate in good faith with respect to extending the term for a fourth and fifth Year.

         2. Base Compensation. In consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, CAI will pay Goldberg a Base Compensation for each Year (the "Base Compensation"), which shall be $132,000 for Year 1. The Base Compensation will be readjusted following Year 1 so that for each successive Year the Base Compensation will equal $600,000 multiplied by a fraction the numerator of which is the amount of IA Revenues attributed to Goldberg for the prior Year and the denominator is the amount of IA Revenues attributable to the three Principals (including Goldberg) for the prior Year. (In each instance in this Agreement when a determination must be made as to the attribution of a percentage of IA Revenues to Goldberg, such attribution shall be made by the Board of Directors of CAI; provided, that the Board of Directors shall abide by any unanimous agreement of the Sellers (or their respective estates) as to such attribution, which agreement is evidenced by a writing signed by all Sellers (or their respective estates) and delivered to the Board of Directors of RBC.)

         3.       Bonus Payment and Business Expenses.

         3.1 Bonus Payment. In addition to the Base Compensation provided for in
Section 2 above, CAI will pay to Goldberg, in accordance with its normal schedule for payment of bonuses to its senior executives (but in any event no later than 90 days after the Year for which the Bonus is payable), an annual payment (a "Bonus Payment") equal to 35% of the IA Revenues attributed to Goldberg above $374,000 (if any) during the Year for which the Bonus is payable. If Goldberg's consultancy with CAI is terminated (for any reason other than including voluntary resignation or termination for cause) prior to the end of the Year for which the Bonus is payable, Goldberg's Bonus Payment for such Year will be equal to 35% of the IA Revenues attributed to Goldberg above {374,000 multiplied by a fraction, the numerator of which is the number of days Goldberg was a consultant hereunder in such Year and the denominator of which is 365} (if any) during the Year for which the Bonus is payable. In the event of voluntary resignation or termination for "cause" (as defined in Section 4.4 hereof), Goldberg shall receive no Bonus Payment with respect to the Year in which the termination occurs. Any Bonus Payment with respect to any Year in which Goldberg's consultancy with CAI terminates and which Goldberg is entitled to receive under this Section shall be paid in full in cash at the earlier of (a) 90 days after such Year ends or (b) the same time that the senior executives of CAI receive their bonus payments with respect to such period.

         3.2 Reasonable Business Expenses. Goldberg is expected and is authorized to incur reasonable expenses in the performance of his consulting duties hereunder, including such expenses for the promotion of the business of CAI and RBC as entertainment, travel, and similar business expenses incurred in the performance of his consulting duties as allowed in RBC's Expense Policy. CAI shall reimburse Goldberg for all such expenses promptly upon periodic presentation by Goldberg of an itemized account with documentation of such expenses.

         4.       Termination of Consultancy.

         4.1 Death or Permanent Disability of Goldberg. Goldberg's consultancy hereunder shall terminate upon his death. In addition, CAI shall have the right to terminate Goldberg's consultancy hereunder if and when Goldberg becomes permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by CAI or RBC for the benefit of its senior executives.

         4.2 Termination Without Cause. CAI, by written notice to Goldberg at any time, shall also have the right to terminate Goldberg's consultancy without cause for any reason, subject to Section 4.6.

         4.3 Termination by Voluntary Resignation. The parties agree that Goldberg has the right to resign as a consultant hereunder voluntarily and that such resignation shall not constitute a breach of this agreement.

         4.4 Termination for Cause. CAI, by written notice to Goldberg, specifying in reasonable detail the reasons therefor authorized by the Board of Directors, may terminate Goldberg's consultancy for "cause". The term "cause" shall include any of the following: (i) gross negligence, (ii) gross insubordination, (iii) material violations of any regulatory compliance rules,
(iv) failure to diligently perform the duties of Goldberg specified hereunder or specified by the Board of Directors, (v) misappropriation by Goldberg of funds or property of any RBC Affiliate, (vi) any breach of any provision of Section 5 or Section 6 of this Agreement; or (vii) a felony conviction of Goldberg. CAI shall not terminate Goldberg's consultancy for "cause" under clauses (i), (ii),
(iii) or (iv) above without first giving Goldberg written notice and a reasonable opportunity to take corrective action; provided, that in no event will CAI be obligated to give Goldberg more than 30 days to take corrective action.

         4.5 Compensation and Benefits Upon Death or Permanent Disability. In the event of termination of Goldberg's consultancy pursuant to Section 4.1, CAI shall pay to Goldberg (i) the unpaid compensation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date; and (ii) Goldberg's Bonus Payment calculated in accordance with Section 3.1 above for the Year in which such termination occurs, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be required by law to be paid.

         4.6 Compensation and Benefits Upon Termination without Cause. In the event of termination of Goldberg's consultancy pursuant to Section 4.2: (a) if the RBC Common Stock which Goldberg received in connection with the Merger Agreement is not then freely tradeable by Goldberg without registration under the Securities Act, then RBC shall provide Goldberg with the right (exercisable for a period of five years) to demand registration of all, but not less than all, the shares of RBC Common Stock which are not at the time of demand subject to forfeiture pursuant to the Merger Agreement, on the terms and conditions set forth on Schedule 3 hereto; and (b) CAI shall pay to Goldberg (i) the unpaid compensation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date; and (ii) Goldberg's Bonus Payment calculated in accordance with Section 3.1 above for the Year in which such termination occurs, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be required by law to be paid.

         4.7 Compensation and Benefits Upon Voluntary Resignation or Termination for Cause. In the event of termination of Goldberg's consultancy pursuant to Sections 4.3 or 4.4, CAI shall pay to Goldberg the unpaid compensation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be required by law to be paid.

         4.8 Payments after Termination or Resignation. In the event that Goldberg's consultancy with CAI terminates for any reason, any Bonus Payment which Goldberg is entitled to receive pursuant to either Section 4.5 or 4.6 with respect to the Year in which Goldberg's consultancy with CAI terminates shall be paid in full in cash at the earlier of (a) 90 days after such Year ends or (b) the same time that the senior executives of CAI receive their bonus payments with respect to such Year. All other payments which Goldberg is entitled to receive pursuant to either Section 4.5, 4.6 or 4.7 shall be made within 45 days after the date of termination or resignation.

         5. Confidential Information. During the term of consultancy under this Agreement, Goldberg will have access to and become acquainted with confidential proprietary information of CAI, including without limitation, compilations of information and records (including client information and records), owned by CAI (collectively, "Confidential Information"). Goldberg shall not, directly or indirectly, disclose to any other person or entity or use for the benefit of any other person or entity, any of CAI's Confidential Information (including without limitation any client lists or other confidential information relating to CAI's business), either during the term of this Agreement or at any time thereafter, except as required in the course of his consultancy hereunder. All files, records, documents, equipment and similar items relating to the business of CAI, whether prepared by Goldberg or otherwise coming into his possession, shall remain the exclusive property of CAI, and if removed from the premises of CAI shall be immediately returned to CAI upon any termination of his consultancy. In this Section 5, the term "CAI" shall include any firm or corporation directly or indirectly controlling or controlled by CAI or under common control with CAI.

         6.       Agreement Not to Solicit or Compete.

         6.1 Nonsolicitation and Noncompetition. Except as specifically provided on Schedule 2 hereto, and subject to the following sentence, Goldberg will not, individually or through an agent, for himself or on behalf of another, as an employee, director, owner, partner, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, during the Non-Compete Period (as defined below): (a) solicit or induce any clients of CAI to terminate or reduce their respective relationships with RBC or CAI, (b) accept any Business from any clients of CAI, or enter into a Business relationship with any such clients unless (i) Goldberg continues to serve as a consultant to CAI during the Non-Compete Period; and (ii) all compensation from such clients during the Non-Compete Period shall accrue to CAI; (c) solicit any person then employed by CAI to terminate such employment; or (d) permit Goldberg's name to be used by or participate (other than through ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or on NASDAQ) in any business or enterprise which is competitive with the Business (as determined on the date of this Agreement and the Closing Date) and which is located in the United States. Notwithstanding the foregoing, the restrictions in clauses (a), (b) and (d) of the preceding sentence shall not apply after the earlier to occur of (i) the fifth anniversary of the Closing Date or (ii) the termination of Goldberg's consultancy by CAI without cause. Any written notice or oral presentation made jointly by CAI and Goldberg during the Non-Compete Period shall not be deemed to violate any provision of this Section 6.1. In this Section 6.1 the term "Non-Compete Period" means the period beginning on the date hereof and ending on the later to occur of (x) the fifth anniversary of the Closing Date or (y) the second anniversary of the termination (for any reason) of Goldberg's consultancy with the RBC Affiliates; provided, however, that if at the end of Year 3 Goldberg is providing consulting services hereunder and RBC has not offered to extend this Agreement for Year 4 and Year 5 on terms substantially as favorable to Goldberg as the terms herein, then the Non-Compete Period shall end at the end of Year 3. In this Section 6.1 the term "Business" means the IA Business. In this Section 6.1 the term "CAI" shall include CAI, any successor in interest to the business of CAI, and any firm or corporation directly or indirectly controlling or controlled by CAI (or such successor in interest) or under common control with CAI (or such successor in interest) and engaged in the investment management or investment advisory business. Goldberg agrees that the covenants set forth in this Section 6.1 are reasonable with respect to duration, geographical area and scope. Nothing in this Section 6.1 shall be construed to prohibit Goldberg, through Cumberland Brokerage, from continuing to provide services to existing clients of Cumberland Brokerage following any termination or expiration of his consultancy hereunder in substantially the same manner and to the same extent as such services are provided during such consultancy in compliance herewith. Nothing in this Section 6.1 shall be construed to prohibit Goldberg, through Cumberland Brokerage, from continuing to provide services to existing clients of Cumberland Brokerage during the term of this Agreement or thereafter in substantially the same manner and to the same extent as such services have been provided prior to the inception of his consulting hereunder. RBC and CAI acknowledge that certain persons who have accounts with both Cumberland Brokerage and Old CAI will be permitted to maintain their Cumberland Brokerage accounts at all times.

         6.2 Independent Covenants.  The covenants of Goldberg set forth in this
Section 6 shall be construed as independent covenants and the existence of any claim, demand, action, or cause of action of Goldberg against CAI or any other RBC Affiliate, whether predicated upon this Agreement or otherwise, other than the failure of RBC to pay amounts due and owing to Goldberg hereunder or under the Merger Agreement for a period of 30 days following written notice from Goldberg to RBC specifying such amounts due and specifically referring to this
Section 6.2, shall not constitute a defense to the enforcement by CAI or RBC of any of the covenants contained in this Section 6.

         6.3  Severability.  In the event  that any of the  subsections  of this
Section 6 shall be deemed by any court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, then any such subsection or subsections shall not be deemed to be void, but shall be deemed to be automatically amended so as to comply with applicable law. In the event that any of the subsections of this Section 6 shall be deemed by any court of competent jurisdiction to be wholly or partially invalid, such determination shall not affect the binding effect of the other subsections of this Section 6 or of any of the other provisions of this Agreement.

         7, Injunctive Relief Goldberg acknowledges that the damage to CAI resulting from a breach of the obligations of trust and confidence set forth in Sections 5 and 6 hereof may cause irreparable injury to CAI, and Goldberg hereby agrees and consents to the entry of an injunction by any court of competent jurisdiction, enjoining him from violating any term or terms of this Agreement, and such injunctive relief may be granted without the necessity of proving actual damages. Such injunctive relief, however, shall be in addition to any other remedies provided by law, in equity or otherwise, to CAI.

         8. Entire Agreement. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement. Specifically, Goldberg acknowledges that no commitment has been made by RBC or CAI to him with respect to any consultancy beyond the term of this Agreement (whether ending by lapse of time or earlier termination pursuant to its terms) or with respect to any benefits not expressly set forth in this Agreement.

         9. Notices. All demands, notices and communications provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section 9. Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

If to Goldberg:                       Sheldon E. Goldberg
                                      Academy House
                                      1420 Locust Street, Apt. 25-K
                                      Philadelphia, PA 19102
                                      Tel.: (215) 546-7494 or
                                      Tel.: (609) 692-5360
                                      Fax: (609) 692-1379

and to                                Sheldon E. Goldberg
                                      614 Landis Avenue
                                      Vineland, NJ 08360

with a copy to:                       Richard N. Weiner, Esq.
                                      Pelino & Lentz
                                      One Liberty Place, 32nd Floor
                                      1650 Market Street
                                      Philadelphia, PA 19103-7393
                                      Tel.: (215) 246-3135
                                      Fax: (215) 665-1536

If to CAI or RBC:                     Ryan, Beck & Co.
                                      220 South Orange Avenue
                                      Livingston, NJ 07039-5817
                                      Tel.: (973) 597-6000
                                      Fax: (973) 597-6414
                                      Attn.: Leonard Stanley

with a copy to:                       Ronald H. Janis , Esq.
                                      Pitney Hardin Kipp & Szuch
                                      By Mail:
                                      P.O. Box 1945
                                      Morristown, NJ 07962-1945
                                      Delivery:
                                      200 Campus Drive
                                      Florham Park, NJ 07932-0950
                                      Tel.: (973) 966-8263
                                      Fax: (973) 966-1550

         10. Amendment; Waiver. This Agreement may be amended and any right or claim hereunder waived, only by a written instrument signed by Goldberg, CAI and RBC. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual or entity not a party to this Agreement.

         11. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New Jersey to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         12. Arbitration. Any controversy or claim, directly or indirectly, arising out of or relating to this Agreement, will be submitted to and settled by arbitration conducted in Morristown, New Jersey in accordance with the rules and procedures then existing under the Commercial Arbitration Rules of the American Arbitration Association, provided that notwithstanding anything to the contrary contained in such Rules: (a) a panel of three arbitrators will be used, with one arbitrator chosen by CAI and RBC, one arbitrator chosen by Goldberg and the third arbitrator chosen by the other two arbitrators; (b) the decision in writing of a majority of the arbitrators on the panel will be final, conclusive, and binding on all parties hereto who had notice of such arbitration and an opportunity to participate therein, whether or not such party so participated; and (c) the arbitrators will not award any punitive damages except in the case of intentional fraud. The determination of the panel of arbitrators will be final, binding and nonappealable, except that any determination that there has been intentional fraud, and any award of punitive damages, will be appealable in any court having jurisdiction. Judgment upon any binding decision rendered by such panel may be entered in any court having jurisdiction. Any and all reasonable travel expenses incurred by Goldberg in connection with such arbitration will be reimbursed by CAI and RBC. The Parties intend that the arbitrators use reasonable efforts to limit the nature, scope and timing of any discovery which they permit in connection with any arbitration so that neither the duration nor the expense of the arbitration will be unduly burdensome on any party. Notwithstanding the foregoing, any determination of the arbitrators with respect to discovery will be binding on the parties.

         13. Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         14. Assignment; Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by one party without the consent of the others, except that (i) this Agreement shall be binding upon and inure to the benefit of any successor or successors of CAI or RBC, whether by merger, consolidation, sale of assets or otherwise, and reference herein to CAI and RBC shall be deemed to include any such successor or successors, and (ii) this Agreement is freely assignable by either CAI or RBC to any corporation or entity controlling, controlled by, or under common control with, RBC.

         15. Guarantee of Payment by RBC. RBC hereby agrees to guarantee all payments due hereunder from CAI to Goldberg.

         16. Counterparts; Facsimile Signatures. The parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument. A facsimile, telecopy or photocopy of an original signature of the any party appearing on this Agreement will be valid and binding on such Party as if it were an original signature; provided, that at the request of any party, all parties will exchange counterparts of this Agreement which contain original signatures; and provided, further, that failure to exchange original signatures will not in any way affect the validity and binding nature of the facsimile, telecopy or photocopy of the original signatures.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                   SHELDON E. GOLDBERG:


                                   --------------------------------------------



                                   CUMBERLAND ADVISORS, INC.


                                   By:-----------------------------------------
                                   Name:
                                   Title:


                                   RYAN BECK & CO., INC.


                                   By:-----------------------------------------
                                   Name:
                                   Title:

Schedule 1 - Other activities which may be engaged in during the term of the Agreement Schedule 2 - Specific exceptions to non-solicit and non-compete covenants Schedule 3 - Terms and conditions of registration rights

                               Sheldon E. Goldberg
                              Consulting Agreement

                                   Schedule 1


Cumberland Brokerage Corp. - President and principal of shareholder - registered broker/dealer

First Republic Bank - member, Board of Directors, Executive Committee and Loan Committee

Republic First Corporation - member, Board of Directors and Executive Committee

Matterhorn Asset Management Corporation - Chairman and part owner -- fund manager for Matterhorn Growth Fund

National CD Sales, Inc. - a principal shareholder and Chairman - places jumbo certificates of deposit

                               Sheldon E. Goldberg
                              Consulting Agreement

                                   Schedule 2

Partner Contracts
List of Family-Related Accounts


Dr. Albert Goldberg - IRA
Leslie J. Saunders - IRA
Susan Prizant Schmid - IRA
Elizabeth, David, Judith Alperin - TTEES Childrens
Goldberg A.A.G. Marital Trust
Ruth Prizant - IRA
Albert & Linda Goldberg MD - Special Valuation Acct.

                                    EXHIBIT I

                       FORM OF OPINION OF SELLERS' COUNSEL


                                                          [Closing Date]

Ryan, Beck & Co., Inc.
Cumberland Advisors, Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

                  We have acted as counsel to Cumberland Advisors, a New Jersey general partnership ("Advisors"), David R. Kotok ("Kotok"), Suzanne N. Greenberg ("Greenberg") and Sheldon E. Goldberg ("Goldberg") (Kotok, Greenberg and Goldberg are each a "Seller" and collectively the "Sellers"; Advisors and Sellers are collectively the "Cumberland Parties") in connection with the Merger Agreement (the "Merger Agreement") dated as of February 9, 1998, by and among Ryan, Beck & Co., Inc., a New Jersey corporation ("RBC"), Cumberland Advisors, Inc., a New Jersey corporation and wholly-owned subsidiary of RBC ("Newco" and together with RBC, "Purchaser") and the Cumberland Parties. This letter is furnished to you pursuant to Section 6.2(f) of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

                  In rendering the opinions set forth below, we have reviewed the Merger Agreement and originals or copies, certified or otherwise identified to our satisfaction, of the Partnership Agreement of Advisors (the "Partnership Agreement"), such partnership records of the Advisors, communications or certifications of public officials, certificates of the Cumberland Parties, and such other documents, instruments and agreements, and we have conducted such other inquiries and examinations of law, as we have deemed necessary as a basis for the opinions set forth below.

                  In rendering the opinions set forth below we have, with your consent, assumed:

                  (i) the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to originals of all documents and records submitted to us as copies and the authenticity of the originals of such copies;

                  (ii) the due adoption, promulgation, issuance and validity of the laws, regulations, rules, licenses, approvals and permits which we have reviewed for purposes of this opinion;

                  (iii) that the Merger Agreement and any agreement executed in connection with the Merger are valid and binding obligations of any parties to such agreement other than Cumberland Parties; and

                  (iv) as to facts, the correctness and accuracy of the representations and warranties made by Cumberland Parties in the Merger Agreement and the certificates of public officials and of the Cumberland Parties.

                  Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

                           (a)   Advisors   is  a   validly   existing   general
partnership under the laws of the State of New Jersey.

                           (b)  Advisors  has the full  power  to carry  out the
transactions contemplated in the Merger Agreement. The execution and delivery and the performance as of the date hereof of the Merger Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary partnership action on the part of the Cumberland Parties. The Merger Agreement constitutes the valid and legally binding obligations of the Cumberland Parties enforceable against each of them in accordance with its terms, except that the enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and by the exercise of judicial discretion in applying principles of equity.

                  (c) Subject to the satisfaction of the conditions set forth in the Merger Agreement, neither the transactions contemplated in the Merger Agreement, nor compliance by the Cumberland Parties with any of the provisions thereof, will (A) conflict with or result in a breach or default under the Partnership Agreement, or (B) violate in any material respect any order, writ, injunction, or decree known to us, or any statute, rule or regulation applicable to any of the Cumberland Parties. We express no opinion regarding whether, and to what extent, Newco as a successor to Advisors, will be permitted to continue to conduct its investment advisory business or engage in any other activity requiring a license or permit from any federal or state regulatory authority.

                  (d) All actions required by law and by the Partnership Agreement to be taken by the Cumberland Parties to authorize the execution, delivery and performance of the Merger Agreement and consummation of the Merger have been duly taken.

                  (e) All approvals, authorizations, consents or other actions and all filings under federal law and state law required to be obtained by the Cumberland Parties in order to permit the execution and delivery by them of the Merger Agreement and the performance by them of the transactions contemplated therein have been obtained and no consent of any other party or entity is required in connection with the execution, delivery and performance by any of the Cumberland Parties of such Cumberland Party's obligations under the Merger Agreement. We note, however, that the consents of each investment advisory client of Advisors is required for the assignment of that client's investment management agreement by Advisors to Newco.

                  The foregoing opinions are limited to the laws of the State of New Jersey and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. We have made no independent review of the laws of any state or jurisdiction other than the State of New Jersey and federal law.

                  Where the phrases "to our actual knowledge" or "known to us" or similar phrases are used in this opinion, such phrases refer only to the actual knowledge or awareness of the attorneys in this firm who have been directly involved in acting as counsel to the Cumberland Parties in connection with the Merger or for whom we have billed time charges for legal services rendered to the Cumberland Parties during the past twelve months.

                  This opinion is issued as of the date hereof and is necessarily limited to laws now in effect and to facts and circumstances currently brought to our attention and is not intended to cover laws, facts or circumstances in existence as of any other date. There is no commitment or undertaking on our part to advise you or anyone else as to any changes in laws or of any facts or circumstances brought to our attention after the date of this opinion.

                  This opinion and advice is not to be quoted or otherwise referred to in any document or filed with any entity, person, or governmental agency, or relied upon by any entity, person, or governmental agency, other than the addressees, without the written consent of this firm. This opinion has been rendered to you solely for the purpose of satisfying the requirement contained in Section 6.2(f) of the Merger Agreement and may not be relied upon for any other purpose.

                                                 Very truly yours,


                                                 PELINO & LENTZ

                                    EXHIBIT J

                     FORM OF OPINION OF PURCHASER'S COUNSEL

                                                              [Closing Date]


David R. Kotok
Suzanne N. Greenberg
Sheldon E. Goldberg

Lady and Gentlemen:

                  We have acted as counsel to Ryan, Beck & Co., Inc., a New Jersey corporation ("RBC"), Cumberland Advisors, Inc., a New Jersey corporation and wholly-owned subsidiary of RBC ("Newco" and, together with RBC, "Purchaser"), in connection with the Merger Agreement (the "Merger Agreement") dated as of February 9, 1998, by and among Purchaser, Cumberland Advisors, a New Jersey general partnership ("Advisors"), David R. Kotok ("Kotok"), Suzanne N. Greenberg ("Greenberg") and Sheldon E. Goldberg ("Goldberg") (Kotok, Greenberg and Goldberg are each a "Seller" and collectively the "Sellers"; Advisors and Sellers are collectively the "Cumberland Parties"). This letter is furnished to you pursuant to Section 6.1(g) of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

                  In rendering the opinions set forth below, we have reviewed the Merger Agreement and originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of RBC and Newco, communications or certifications of public officials, certificates of officers and representatives of RBC and Newco, and such other documents, instruments and agreements, and we have conducted such other inquiries and examinations of law, as we have deemed necessary as a basis for the opinions set forth below.

                  In rendering the opinions set forth below we have, with your consent, assumed:

                  (i) the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to originals of all documents and records submitted to us as copies and the authenticity of the originals of such copies;

                  (ii) the due adoption, promulgation, issuance and validity of the laws, regulations, rules, licenses, approvals and permits which we have reviewed for purposes of this opinion;

                  (iii) that the Merger Agreement and any agreement executed in connection with the Merger are valid and binding obligations of any parties to such agreement other than RBC and Newco; and

                  (iv) as to facts, the correctness and accuracy of the representations and warranties made by RBC and Newco in the Merger Agreement and the certificates of public officials and of officers and representatives of RBC and Newco.

                  Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

                           (a)  Each  of RBC and  Newco  is a  validly  existing
corporation under the laws of the State of New Jersey.

                  (b) Each of RBC and Newco has the full  power to carry out the transactions contemplated in the Merger Agreement. The execution and delivery and the performance as of the date hereof of the Merger Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of each of RBC and Newco. The Merger Agreement constitutes the valid and legally binding obligations of each of RBC and Newco enforceable against each of them in accordance with its terms, except that the enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and by the exercise of judicial discretion in applying principles of equity.

                  (c) Subject to the satisfaction of the conditions set forth in the Merger Agreement, neither the transactions contemplated in the Merger Agreement, nor compliance by RBC and Newco with any of the provisions thereof, will (A) conflict with or result in a breach or default under the Certificate of Incorporation or Bylaws of either RBC or Newco or a breach or default by either RBC or Newco under any of the agreements listed on Schedule 1 hereto, or (B) violate in any material respect any order, writ, injunction, or decree known to us, or any statute, rule or regulation applicable to either of RBC or Newco.

                  (d) All actions required by law and by the Certificates of Incorporation or Bylaws of RBC and Newco to be taken by RBC and Newco to authorize the execution, delivery and performance of the Merger Agreement and consummation of the Merger have been duly taken.

                  (e) All approvals, authorizations, consents or other actions and all filings under federal law and state law required to be obtained by RBC and Newco in order to permit the execution and delivery by them of the Merger Agreement and the performance by them of the transactions contemplated therein have been obtained and no consent of any other party or entity is required in connection with the execution, delivery and performance by either of RBC or Newco of such party's obligations under the Merger Agreement.

                  (f) The authorized capital stock of RBC consists of __________ shares of common stock, $0.10 par value per share ("RBC Common Stock") and ___________ shares of [describe authorized preferred stock]. The RBC Common Stock to be issued in connection with the Merger in accordance with Article 1 of the Merger Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by RBC.

                  The foregoing opinions are limited to the laws of the State of New Jersey and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. We have made no independent review of the laws of any state or jurisdiction other than the State of New Jersey and federal law.

                  Where the phrase "to our actual knowledge" or similar phrases are used in this opinion, such phrases refer only to the actual knowledge or awareness of the attorneys in this firm who have been directly involved in acting as counsel to RBC and Newco in connection with the Merger or for whom we have billed time charges for legal services rendered to RBC or Newco during the past twelve months.

                  This opinion is issued as of the date hereof and is necessarily limited to laws now in effect and to facts and circumstances currently brought to our attention and is not intended to cover laws, facts or circumstances in existence as of any other date. There is no commitment or undertaking on our part to advise you or anyone else as to any changes in laws or of any facts or circumstances brought to our attention after the date of this opinion.

                  This opinion and advice is not to be quoted or otherwise referred to in any document or filed with any entity, person, or governmental agency, or relied upon by any entity, person, or governmental agency, other than the addressees, without the written consent of this firm. This opinion has been rendered to you solely for the purpose of satisfying the requirement contained in Section 6.1(g) of the Merger Agreement and may not be relied upon for any other purpose.

                                             Very truly yours,


                                             PITNEY, HARDIN, KIPP & SZUCH

                     SCHEDULE 3 TO THE PRINCIPAL AGREEMENTS
                   TERMS AND CONDITIONS TO REGISTRATION RIGHTS

                  1        Definitions.  As used herein:

                           (a)   The   terms   "register,"   "registered,"   and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the subsequent declaration or ordering of the effectiveness of such registration statement.

                           (b) The term "Registrable Securities" means:

                           (i) any  RBC  Common  Stock  issued  pursuant  to the
Merger Agreement, and any RBC Common Stock issued or issuable directly or indirectly with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold in any manner to any other Person.

                           (c) The term  "Form  S-3"  means  such form under the
1933 Act as in effect on the date hereof or any registration form under 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by RBC with the SEC.

                           (d) The term  "Holder"  means the  Principal  and any
immediate family member of the Principal who acquired Registrable Securities from the Principal in a transaction or series of transactions permitted under the Merger Agreement and not involving any registered public offering.

                  2        Requested Registration.

                           (a) If RBC shall receive a valid  written  request to
file a registration statement under the 1933 Act, then RBC shall effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holder requests to be registered.

                           (b)  Notwithstanding  the  foregoing,  if  RBC  shall
furnish to the Holder a certificate signed by the President of RBC stating that in the good faith judgment of the Board of Directors of RBC, it would be seriously detrimental to RBC and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, RBC shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder; provided, however, that RBC may not utilize this right more than once in any twelve month period.

                  3  Obligations  of  RBC.   Whenever  required  to  effect  the
registration of any Registrable Securities, RBC shall, as expeditiously as reasonably possible:

                           (a)  Prepare  and file  with  the SEC a  registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to 120 days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holder such numbers of copies of a
prospectus,   including  a  preliminary  prospectus,   in  conformity  with  the
requirements of the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities.

                           (d) Use its best  efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided, that RBC shall not be required in connection therewith or as a condition thereto to qualify to do business or, except as required under the 1933 Act, to file a general consent to service of process in any such states or jurisdictions.

                           (e) Notify the Holder at any time of the happening of
any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (f) Cause all such Registrable  Securities registered
pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by RBC are then listed.

                  4 Furnish Information. It shall be a condition precedent to the obligations of RBC to take any action pursuant hereto that the Holder shall furnish to RBC such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Securities.

                  5 Expenses Of Registration. Each party shall bear its own expenses in connection with registrations, filings or qualifications pursuant to
Section 2. Without limiting the foregoing, any underwriting discounts or commissions, and any fees and disbursements of counsel for the Holder, shall be borne by the Holder, and expenses in connection with registrations, filings or qualifications pursuant to Section 2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, and fees and disbursements of counsel for RBC shall be borne by RBC; provided, however, that RBC shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holder (who shall bear such expenses), unless the Holder agrees to forfeit the right to registration pursuant to Section 2.

                  6 Delay of Registration. The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  7 Indemnification. In the event any Registrable Securities are included in a registration statement hereunder:

                           (a)  To  the  extent   permitted  by  law,  RBC  will
indemnify and hold harmless the Holder, and each person, if any, who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) or related expenses (including without limitation reasonable fees and expenses of counsel and amounts paid in settlement effected with the consent of the indemnifying party) which they may suffer or to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof, whether commenced or threatened) or expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, not misleading, or
(iii) any violation or alleged violation by RBC of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of RBC, nor shall RBC be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by any such Holder or controlling person.

                           (b) To the extent  permitted  by law, the Holder will
indemnify and hold harmless RBC, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls RBC within the meaning of the 1933 Act, any other person selling securities in such registration statement and any controlling person of any such other person, against any losses, claims, damages, or liabilities (joint or several) or related expenses (including without limitation reasonable fees and expenses of counsel and amounts paid in settlement effected with the consent of the indemnifying party) which any of the foregoing persons may suffer or to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof, whether commenced or threatened) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                  8 Reports Under the 1934 Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of RBC to the public without registration or pursuant to a registration on Form S-3, RBC agrees to:

                           (a) make and keep public  information  available,  as
those terms are understood and defined in SEC Rule 144, at all times;

                           (b) file with the SEC in a timely  manner all reports
and other documents required of RBC under the 1933 Act and the 1934 Act; and

(c) furnish to the Holder forthwith upon request (i) a written statement by RBC that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of RBC and such other reports and documents so filed by RBC, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                     SCHEDULE 4 TO THE PRINCIPAL AGREEMENTS
                        BENEFIT PLAN OFFERINGS and COSTS

DEFINED CONTRIBUTION PLANS

Profit Sharing & 401(k) Plan

      Cumberland Advisors' 401(k) plan to be merged into, and CAI employees become participants of, RBCO Profit Sharing Plan & 401(k) effective January 1, 1999.

      CAI Plan assets/employees' account balances transferred to RBCO Plan.

      CAI employees' credited service grandfathered for vesting purposes.

      Expense for Profit Sharing contributions equal to 9% of eligible earnings of CAI employees allocated to CAI for P&L purposes but excluded from Earnout calculation.


Employee Stock Ownership Plan (ESOP)

      CAI employees become participants in RBCO ESOP Plan effective January 1, 1999, if the Plan remains in effect.

      CAI employees' credited service grandfathered for vesting purposes.


HEALTH BENEFITS

Medical Plan

      CAI continues to offer medical coverage through BC/BS Medallion Plan at current levels of cost sharing until 1/1/99.

      After 1/1/99, CAI determines cost sharing scheme based on plan costs. Employer portion of premium costs allocated to CAI. If CAI adopts RBCO cost sharing scheme, employees may be provided with additional cash compensation to offset any additional cost for medical coverage in the first year. BC/BS Medallion Plan retained if network and perceived value are better than for CIGNA or Aetna US HealthCare.

Dental Plan

      CAI employees are offered RBCO dental plan through Delta Dental effective as soon after the acquisition as administratively possible.

      Plan offered based on RBCO current cost sharing scheme. Employee portion of premium costs allocated to CAI.

Employee Assistance Plan

      CAI employees offered MCC EAP Plan effective January 1, 1999. Employer paid premium cost allocated to CAI.


LIFE INSURANCE

      CAI employees convert to RBCO life insurance plan with the Hartford effective as soon after the acquisition as administratively possible.

      Company provides Basic Life and AD&D coverage. Employer portion of premium costs allocated to CAI.

      Employees may elect and pay full cost of Supplemental Life and AD&D coverage.

      Employees may elect and pay for full cost of dependent life insurance coverage.


DISABILITY PLANS

Sick Leave

      CAI adopts RBCO's sick leave/personal time off policy effective 1/1/99.

Short Term Disability

      CAI added to RBCO private disability plan effective as soon after acquisition as administratively possible. Employer portion of premium costs allocated to CAI.

Long Term Disability

      CAI employees offered RBCO's basic and supplemental LTD plans effective as soon after acquisition as administratively possible.

      Company pays full cost of basic plan. Employer portion of costs allocated to CAI.

      Employee pays cost of supplemental plan.